UNDERWRITING AGREEMENT

March 31, 2011

Pretium Resources Inc.
2300 – 1066 West Hastings Street
Vancouver, B.C.
V6E 3X2

and

Silver Standard Resources Inc.
1400 - 999 West Hastings Street
Vancouver, B.C.
V6C 2W2

The undersigned, CIBC World Markets Inc. (“CIBC”), Citigroup Global Markets Canada Inc. (“Citi”), UBS Securities Canada Inc. (“UBS”), BMO Nesbitt Burns Inc., Dahlman Rose & Company, LLC (“Dahlman”), GMP Securities L.P., Credit Suisse Securities (Canada), Inc. and Salman Partners Inc. (collectively, the “Underwriters” and each individually an “Underwriter”) understand that Silver Standard Resources Inc. (the “Silver Standard”) and Pretium Resources Inc. (“Pretivm”) propose to sell to the Underwriters an aggregate of 10,000,000 units (the “Purchased Units”), each Purchased Unit to consist of a common share of Pretivm (a “Purchased Share”) owned by Silver Standard and one-half of one common share purchase warrant (each whole common share purchase warrant, a “Purchased Warrant”), each full Purchased Warrant being exercisable to purchase one common share of Pretivm at a price of $12.50 (the “Warrant Exercise Price”) at any time prior to the date that is 12 months after Closing (the “Expiry Date”). The Warrants shall be issued pursuant to, and the exercise thereof shall be governed by, the provisions of a warrant indenture (the “Warrant Indenture”), to be entered into between Pretivm and Computershare Trust Company of Canada, as warrant agent (the “Warrant Agent”). Each Unit (as hereinafter defined) shall be separated into one Common Share and one-half Warrant at the Closing Time (as hereinafter defined).

Upon and subject to the terms and conditions set forth herein, the Underwriters hereby severally, and not jointly, offer to purchase from Silver Standard in the respective percentages set forth in section 18 hereof, Silver Standard agrees to sell to the Underwriters on an underwritten basis, all but not less than all of the Purchased Shares at a price of $9.60 per Purchased Share and Pretivm agrees to sell to the Underwriters on an underwritten basis, all but not less than all of the Purchased Warrants at a price of $0.40 per one-half Purchased Warrant, representing an aggregate purchase price per Unit of $10.00 (the “Purchase Price”) for gross proceeds of $100,000,000 payable to Silver Standard as provided in section 11(a), provided that the Underwriters may distribute the Units: (i) in each of the provinces and territories of Canada, other than Québec, pursuant to the Final Prospectus (as hereinafter defined); (ii) in the United States on a substituted purchaser (“Substituted Purchaser”) basis, through the U.S. Placement Agent(s) (as defined below) pursuant to the exemptions from registration requirements of the 1933 Act (as defined below) in accordance with Schedule “A” attached and Rule 506 of Regulation D in accordance with Schedule “A” attached hereto; and (iii) in accordance with the local laws of such other jurisdictions as may be agreed by Silver Standard, Pretivm and the Underwriters (together, the “Offering”). The number of Units to be purchased by the Underwriters hereunder shall be reduced as a result of any sales of Units to Substituted Purchasers.

By acceptance of this Agreement, Pretivm grants to the Underwriters an unassignable right to purchase, severally and not jointly, up to 1,500,000 additional Units (the “Additional Units”), at a price per Additional Unit equal to the Purchase Price, for the purposes of covering over-allotments, if any, and for market stabilization purposes in connection with the Offering. The Over-Allotment Option may be exercisable by the Underwriters in respect of: (i) Additional Units at the Offering Price; or (ii) additional common shares of Pretivm owned by Silver Standard (the “Additional Shares”) at a price of $9.60 per Additional Share; or (iii) additional Warrants (the “Additional Warrants”) at a price of $0.40 per one-half Additional Warrant; or (iv) any combination of Additional Units and/or Additional Shares and/or Additional Warrants, so long as the aggregate number of Additional Shares and Additional Warrants which may be issued under the Over-Allotment Option does not exceed 1,500,000 Additional Shares and 750,000 Additional Warrants. In the event that the Over-Allotment Option is exercised, any Additional Units and/or Additional Shares and/or Additional Warrants issued thereunder shall be deemed to form part of the Offering for the purposes hereof and all of the terms and conditions relating to the Closing shall apply to the Over-Allotment Closing (as defined herein). Silver Standard and Pretivm covenant and agree to do all such acts and things as may be required or advisable in order for such right to be exercisable in the manner described in the Prospectus (defined below). If CIBC, Citi and UBS (collectively, the “Lead Underwriters”), on behalf of the Underwriters, elect to exercise such right, the Lead Underwriters shall notify Silver Standard and Pretivm in writing, which notice (the “Over-Allotment Notice”) shall specify the number of Additional Units and/or Additional Shares and/or Additional Warrants to be purchased by the Underwriters and the date on which such Additional Units, and/or Additional Shares and/or Additional Warrants are to be purchased, which date may be the same as the Closing Date but not earlier than the Closing Date and shall not be later than 30 days following the Closing Date. The Option Closing Date shall not be earlier than three Business Days (as defined below) nor later than five Business Days after the date of the Over-Allotment Notice. If any Additional Units and/or Additional Shares and/or Additional Warrants are purchased, each Underwriter agrees, severally and not jointly, to purchase that number of Additional Units and/or Additional Shares and/or Additional Warrants (subject to such adjustments to eliminate fractional shares and/or warrants as the Lead Underwriters may determine) equal to the total number of Additional Units, and/or Additional Shares and/or Additional Warrants to be purchased multiplied by the percentage set out in section 18 of this Agreement opposite the name of such Underwriter.

The Purchased Units and the Additional Units are hereinafter collectively referred to as the “Units”. The Purchased Shares and the Additional Shares are hereinafter collectively referred to as the “Shares”. The Purchased Warrants and the Additional Warrants are hereinafter collectively referred to as the “Warrants”.

DEFINITIONS

In this Agreement:

“1933 Act” means the United States Securities Act of 1933, as amended;

“1934 Act” means the United States Securities Exchange Act of 1934, as amended;

“Acquisition Agreement” means the share purchase and sale agreement between Pretivm and Silver Standard made as of October 28, 2010, as amended by the amending agreement between Pretivm and Silver Standard made as of November 4, 2010;

“Additional Shares” has the meaning given to it above;

“Additional Units” has the meaning given to it above;

“Additional Warrants” has the meaning given to it above;

“Affiliate” or “affiliate” has the meaning given to it in the Securities Act (British Columbia);

“Agreement” means this agreement among Silver Standard, Pretivm and the Underwriters relating to the Offering;

“BCBCA” means the Business Corporations Act (British Columbia), as amended, including the regulations promulgated thereunder;

“BCSC” means the British Columbia Securities Commission;

“Brucejack Project” has the meaning ascribed to such term in the Prospectus;

“Business Day” means any day, other than a Saturday or Sunday, on which banks in Vancouver, British Columbia are open for commercial banking business during normal banking hours;

“Canadian Securities Laws” means all applicable securities laws in each of the Qualifying Provinces and the respective rules, regulations, blanket orders and blanket rulings under such laws together with applicable published policies, policy statements and notices of the securities regulatory authorities in the Qualifying Provinces;

“Canadian Securities Regulators” means, collectively, the applicable securities commission or securities regulatory authority in each of the Qualifying Provinces;

“CDS” means The Canadian Depository for Securities Limited;

“Claim” has the meaning given to it in section 14(a);

“Closing” means the completion of the issue and sale of the Purchased Units pursuant to this Agreement;

“Closing Date” means April 8, 2011 or such other date as Pretivm, Silver Standard and the Underwriters may agree upon in writing or as may be changed pursuant to section 7;

“Closing Time” means 5:30 a.m. (Vancouver time) on the Closing Date;

“Combined Project Assets” has the meaning ascribed to that term in the Prospectus;

“Delivery Agreement” means the agreement between Silver Standard, Pretivm and the Delivery Agreement Agent providing for the delivery by Silver Standard to the Delivery Agreement Agent of all of the common shares of Pretivm that may, from time to time, be deliverable upon the exercise of the Warrants;

“Delivery Agreement Agent” means Computershare Trust Company of Canada;

“Directors” means the directors of Pretivm, elected or appointed from time to time;

“Documents Incorporated by Reference” means all notices, financial statements, management information circulars, annual information forms, material change reports, business acquisition reports or other documents issued by Pretivm, whether before or after the date of this Agreement, that are required by applicable Securities Laws to be incorporated by reference into the Preliminary Prospectus, the Final Prospectus and any Prospectus Amendment;

“Final Prospectus” means the final short form prospectus, including all Documents Incorporated by Reference, to prepared and filed by Pretivm relating to the distribution of the Units;

“Final Receipt” means the receipt for the Final Prospectus issued by the BCSC, as principal regulator, and deemed to be issued by the other Canadian Securities Regulators, in accordance with MI 11-102 and NP 11-202;

“Financial Statements” means the audited financial statements of Pretivm for the fiscal year ended December 31, 2010, together with the notes thereto and the report of PWC thereon, as contained in the Prospectus;

“IFRS” means international financial reporting standards from time to time approved by the International Accounting Standards Board, or any successor body;

“Indemnified Party” has the meaning given to it in section 14(a);

“Indemnifier” has the meaning given to it in section 14(a) ;

“Investor Rights Agreement” means the investor rights agreement between Pretivm and Silver Standard dated December 21, 2010;

“Lead Underwriters” has the meaning given to it above;

“Liens” means any encumbrance or title defect of whatever kind or nature, regardless of form, whether or not registered or registrable and whether or not consensual or arising by law (statutory or otherwise), including any mortgage, lien, charge, pledge or security interest, whether fixed or floating, or any assignment, lease, option, right of pre-emption, privilege, encumbrance, easement, servitude, right of way, restrictive covenant, right of use or any other right or claim of any kind or nature whatever which affects ownership or possession of, or title to, any interest in, or the right to use or occupy such property or assets (including the Snowfield Project, the Brucejack Project and the Combined Project Assets);

“Material Adverse Effect” means any change, event, violation, circumstance or effect which is or is reasonably likely to (i) have a material adverse effect on a person’s business, affairs, liabilities (absolute, accrued, contingent or otherwise), capital, operations, financial condition, properties, prospects or assets (including the Snowfield Project, the Brucejack Project and the Combined Project Assets), in all cases, whether or not arising in the ordinary course of business and considered on a consolidated basis or (ii) result in the Prospectus or any Prospectus Amendment containing a misrepresentation;

“material change” means a material change for the purposes of Canadian Securities Laws or, where undefined under applicable Canadian Securities Laws, means a change in the business, operations or capital of a person that would reasonably be expected to have a significant effect on the market price or value of its securities and includes a decision to implement such a change made by the board of directors of such person, or, alternatively, by senior management of such person, where they believe that confirmation of the decision by the board of directors of such person, is probable;

“Material Contracts” has the meaning set out in section 5(b)(i)(KK);

“material fact” means a material fact for the purposes of Canadian Securities Laws or, where undefined under applicable Canadian Securities Laws, means a fact that would reasonably be expected to have a significant effect on the market price or value of a person’s securities;

“MI 11-102” means Multilateral Instrument 11-102 Passport System adopted by the Canadian Securities Regulators other than the Ontario Securities Commission;

“misrepresentation” means a misrepresentation for the purposes of Canadian Securities Laws or, where undefined under applicable Canadian Securities Laws, means any untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to prevent a statement that is made from being false or misleading in the circumstances in which it was made;

“NI 43-101” means National Instrument 43-101 Standards of Disclosure for Mineral Projects adopted by the Canadian Securities Regulators;

“NP 11-202” means National Policy 11-202 Process for Prospectus Reviews in Multiple Jurisdictions adopted by the Canadian Securities Regulators;

“notice” has the meaning given to it in section 22;

“Offering” has the meaning given to it above;

“Option Closing” means completion of the issue and sale by Silver Standard of the Additional Units and/or Additional Shares and/or Additional Warrants, as the case may be, pursuant to this Agreement;

“Option Closing Date” means the date for the Option Closing set out in the notice of exercise of the Over-Allotment Option provided by the Lead Underwriters to Silver Standard and Pretivm or on such other date as the Underwriters, Silver Standard and Pretivm may agree;

“Option Closing Time” means 5:30 a.m. (Vancouver time) on the Option Closing Date or such other time on the Option Closing Date as may be agreed to by Silver Standard, Pretivm and the Underwriters;

“Over-Allotment Option” means the option granted by Silver Standard to the Underwriters to purchase up to 1,500,000 Additional Units on the terms set out herein;

“Permitted Encumbrances” has the meaning ascribed to such term in the Acquisition Agreement;

“Preliminary Prospectus” means the preliminary short form prospectus including all Documents Incorporated by Reference dated March 22, 2011 prepared by Pretivm and Silver Standard relating to the distribution of the Units;

“Preliminary U.S. Placement Memorandum” means the preliminary U.S. private placement memorandum of Pretivm dated March 2011 for the placement of the Units in the United States to accredited investors in accordance with Regulation D;

“Pretivm” means Pretium Resources Inc.;

“Pretivm Exploration” means Pretivm Exploration Inc.;

“Pretivm Underlying Shares” means, in the event of a default by Silver Standard of its obligations under the Delivery Agreement to deliver the Silver Standard Underlying Shares to the Warrant Agent, the common shares of Pretivm to be issued by Pretivm upon the exercise of the Warrants in accordance with the Warrant Indenture;

“Prospectus” means, collectively, the Preliminary Prospectus and the Final Prospectus;

“Prospectus Amendment” means any amendment to the Preliminary Prospectus or the Final Prospectus;

“Purchase Price” has the meaning given to it above;

“Purchased Shares” has the meaning given to it above;

“Purchased Units” has the meaning given to it above;

“Purchased Warrants” has the meaning given to it above;

“PWC” means PricewaterhouseCoopers LLP, Chartered Accountants, as auditor of Pretivm;

“Qualifying Provinces” means all of the provinces and the territories of Canada, other than Québec;

“Qualifying States” means each of the U.S. States into which the Purchased Units are offered or sold;

“Regulation D” means Regulation D under the 1933 Act;

“Regulation S” means Regulation S under the 1933 Act;

“Related Agreements” means:

(a)	this Agreement;

(b)	the Delivery Agreement; and

(c)	the Warrant Indenture;

“Relevant Security” means common shares of Pretivm, any other equity security of Pretivm or any of its subsidiaries and any security convertible into or exercisable or exchangeable for, any common shares of Pretivm or any other equity security of Pretivm;

“Rules and Regulations” means the rules and regulations of the SEC;

“SEC” means the United States Securities and Exchange Commission;

“Selling Firm” has the meaning given to it in section 3;

“Shares” has the meaning given to it above;

“Silver Standard” means Silver Standard Resources Inc.;

“Silver Standard Matters” means any information contained in, or required by law to be contained in, the Prospectus, including any Document Incorporated by Reference therein, relating solely to Silver Standard and/or Silver Standard’s interest in common shares of Pretivm;

“Silver Standard Underlying Shares” means the common shares of Pretivm owned by Silver Standard which are to be delivered by Silver Standard to the Warrant Agent pursuant to the Delivery Agreement and delivered by Pretivm, or the Warrant Agent on behalf of Pretivm, to the holders of Warrants upon the exercise of the Warrants in accordance with the Warrant Indenture;

“Snowfield Project” has the meaning ascribed to such term in the Prospectus;

“subsidiary” has the meaning given to it in the Securities Act (British Columbia);

“Substituted Purchasers” has the meaning given to it above;

“Tax Act” means the Income Tax Act (Canada) and the regulations thereunder;

“Transfer Agent” means Computershare Investor Services Inc.;

“TSX” means the Toronto Stock Exchange;

“Underwriter” and “Underwriters” have the respective meanings given to them above;

“Underwriting Fee” has the meaning given to it in section 10;

“Units” has the meaning given to it above;

“U.S. Placement Agent” means the U.S. broker-dealer affiliate of an Underwriter, or an Underwriter in accordance with applicable United States broker-dealer requirements, that makes offers of Purchased Units in the United States;

“U.S. Placement Memorandum for Institutions” means the private placement memorandum of Pretivm to be prepared in connection with the placement of the Purchased Units in the United States to institutional accredited investors in accordance with Regulation D;

“U.S. Placement Memorandum for Non-Institutions” means the private placement memorandum of Pretivm to be prepared in connection with the placement of the Purchased Units in the United States to non-institutional accredited investors, and a subset of institutional accredited investors, in accordance with Regulation D;

“U.S. Securities Laws” means all applicable securities laws of the United States including, but not limited to, the 1933 Act and the 1934 Act and including the state securities laws of each of the U.S. States in which the Units are offered and the respective rules, regulations, orders and rulings under such laws, together with applicable published policies, policy statements and notices of the securities regulatory authorities in the United States and in each of the U.S. States;

“Warrant Agent” means Computershare Trust Company of Canada;

“Warrant Certificates” means the certificates evidencing the Warrants substantially in the form set forth in the Warrant Indenture;

“Warrant Indenture” means the agreement to be dated as of the Closing Date between Pretivm and the Warrant Agent pursuant to which the Warrants are to be issued; and

“Warrants” has the meaning given to it above.

Unless otherwise expressly provided in this Agreement, words importing only the singular number include the plural and vice versa and words importing gender include all genders. Reference to “Sections” or “Clauses” are to the appropriate section or clause of this Agreement.

Where any representation or warranty in this Agreement is expressly qualified by reference to the knowledge of Pretivm, it is deemed to refer to the actual knowledge (after due inquiry) of Robert Quartermain, Joseph Ovsenek, Kenneth McNaughton and Peter de Visser. Where any representation or warranty in this Agreement is expressly qualified by reference to the knowledge of Silver Standard, it is deemed to refer to the actual knowledge (after due inquiry) of John Smith and Tom Yip.

All references to dollars or “$” are to Canadian dollars unless otherwise expressed.

TERMS AND CONDITIONS

1.	Compliance With Securities Laws

Pretivm represents and warrants to, and covenants and agrees with, the Underwriters that it has prepared and filed the Preliminary Prospectus and has obtained pursuant to MI 11-102 and NP 11-202 a receipt evidencing the issuance by the Canadian Securities Regulators of a receipt, in the case of the BCSC, and a deemed receipt, in the case of the other Canadian Securities Regulators for the Preliminary Prospectus. Pretivm will promptly and, in any event no later April 4, 2011 prepare and file a Final Prospectus and prior to 5:00 p.m. (Vancouver time) on April 4, 2011 will obtain the Final Receipt. Each of Pretivm and Silver Standard will promptly fulfil and comply with, to the reasonable satisfaction of the Underwriters, the Canadian Securities Laws required to be fulfilled or complied with by them to enable the Units to be lawfully distributed to the public in the Qualifying Provinces through the Underwriters or any other investment dealers or brokers registered as such in the Qualifying Provinces.

2.	Due Diligence

Prior to the filing of the Preliminary Prospectus, Pretivm has, and prior to the filing of the Final Prospectus and any Prospectus Amendment, Pretivm shall, permit the Underwriters to review each of the Preliminary Prospectus, the Final Prospectus and any Prospectus Amendment and each of Pretivm and Silver Standard shall allow each of the Underwriters to conduct any due diligence investigations which any of them reasonably requires in order to fulfil its obligations as an underwriter under the Canadian Securities Laws and U.S. Securities Laws and in order to enable it to responsibly execute the certificate in the Preliminary Prospectus, the Final Prospectus and any Prospectus Amendment required to be executed by it. Following the filing of the Final Prospectus and up to the later of the Option Closing Date and the date of completion of the distribution of the Units, each of Pretivm and Silver Standard shall allow each of the Underwriters to conduct any due diligence investigations which any of them reasonably requires.

3.	Distribution and Certain Obligations of the Underwriters

(a)

Each of the Underwriters shall, and shall require any investment dealer or broker, other than the Underwriters, with which it has a contractual relationship in respect of the distribution of the Units (a “Selling Firm”) to, comply with the Canadian Securities Laws in connection with the distribution of the Units in Canada and shall offer the Units for sale to the public in Canada directly and through Selling Firms upon the terms and conditions set out in the Prospectus or any Prospectus Amendment and this Agreement. Each of the Underwriters shall, and shall require any Selling Firm to, offer for sale to the public and sell the Units only in those jurisdictions where they may be lawfully offered for sale or sold.

(b)

Each of the Underwriters shall, and shall require any Selling Firm to agree to, distribute the Units in Canada and in the United States in a manner which complies with and observe all applicable laws and regulations (including Regulation D and Regulation S) in each jurisdiction into and from which they may offer to sell the Units or distribute the Prospectus or any Prospectus Amendment in connection with the distribution of the Units and will not, directly or indirectly, offer, sell or deliver any Shares or deliver the Prospectus or any Prospectus Amendment to any person in any jurisdiction other than in the Qualifying Provinces and the Qualifying States except in a manner which will not require Pretivm to violate any law or comply with the registration, prospectus, filing or other similar requirements under the applicable securities laws of such other jurisdictions.

(c)

For the purposes of this section 3, each of the Underwriters shall be entitled to assume that the distribution of the Units is qualified under the Canadian Securities Laws in any Qualifying Province where a receipt or similar document for the Prospectus shall have been obtained from the applicable Canadian Securities Regulator following the filing of the Prospectus, and none of the Underwriters shall be liable in respect of or in relation to any of the other Underwriters’ performance of their obligations pursuant to this section 3 or Schedule A.

(d)	Pretivm, Silver Standard and the Underwriters agree that Schedule A to this Agreement, entitled “U.S. Selling Restrictions”, is incorporated by reference in and shall form part of this Agreement.

(e)	Dahlman shall only distribute the Units in the United States.

(f)

The obligations of the Underwriters under this Section 3 are several and not joint or joint and several. No Underwriter will be liable for any act, omission, default or conduct by any other Underwriter or any Selling Firm appointed by any other Underwriter.

4.	Delivery of Documents

	(a)	Deliveries on Filing

On or prior to the day of the filing of the Final Prospectus, Pretivm shall deliver to each of the Underwriters:

(i)	a copy of each of the Preliminary Prospectus and the Final Prospectus in the English language signed and certified as required by the Canadian Securities Laws in the Qualifying Provinces;

(ii)	a copy of any other document required to be filed along with the Prospectus by Pretivm under the Canadian Securities Laws;

(iii)	a copy of the Preliminary U.S. Placement Memorandum, the U.S. Placement Memorandum for Institutions and the U.S. Placement Memorandum for Non-Institutions;

(iv)

a “long form” comfort letter from PWC, dated the date of the Final Prospectus (with the requisite procedures to be completed by such auditors within two Business Days of the date of the Final Prospectus), addressed to the Underwriters, the Directors, Pretivm and Silver Standard and its directors in form and substance satisfactory to the Underwriters, with respect to certain financial and accounting information relating to Pretivm in the Final Prospectus, which letters shall be in addition to the auditors’ reports contained in the Final Prospectus and any auditors’ comfort letters addressed to the Canadian Securities Regulators.

(b)	Prospectus Amendments

In the event that Pretivm or Silver Standard is required by Canadian Securities Laws to prepare and file a Prospectus Amendment, Pretivm and Silver Standard shall prepare and deliver promptly to the Underwriters signed and certified copies of such Prospectus Amendment in the English language. Any Prospectus Amendments shall be in form and substance satisfactory to the Underwriters and their counsel. Concurrently with the delivery of any Prospectus Amendments, Pretivm shall deliver to the Underwriters, with respect to such Prospectus Amendment, documents similar to those referred to in section 4(a). Subject to their rights under section 13, the Underwriters agree to deliver a copy of any Prospectus Amendment to each actual or prospective purchaser of Units from the Underwriters.

In addition to the matters set forth above in this section 4 and in section 9, each of Pretivm and Silver Standard shall, in good faith, discuss with the Underwriters any change, event or fact contemplated in those sections that is of a nature that there may be reasonable doubt as to whether notice should be given to the Underwriters under section 9 and shall consult with the Underwriters with respect to the form and content of any Prospectus Amendment, it being understood and agreed that no such Prospectus Amendment shall be filed with any Canadian Securities Regulator prior to being reviewed by the Underwriters and their counsel.

(c)	Commercial Copies

Pretivm shall cause commercial copies of the Final Prospectus in the English language, the U.S. Placement Memorandum for Institutions and the U.S. Placement Memorandum for Non-Institutions to be delivered to the Underwriters without charge, in such quantities and in such cities as the Underwriters may reasonably request to the printer of such documents. Such delivery of the Final Prospectus shall be effected as soon as possible after filing thereof with, and receipt of the Final Receipt therefor from, the Canadian Securities Regulators but, in any event, on or before 12:00 p.m. (Eastern time) on the Business Day after the date of the Final Receipt. Such deliveries shall constitute the consent of Pretivm to the Underwriters’ use of the Final Prospectus, the U.S. Placement Memorandum for Institutions and the U.S. Placement Memorandum for Non-Institutions for the distribution of: (i) the Units in the Qualifying Provinces; and (ii) the Purchased Units in the Qualifying States, in compliance with the provisions of this Agreement, Canadian Securities Laws and U.S. Securities Laws. Pretivm shall similarly cause to be delivered commercial copies of any Prospectus Amendments. The commercial copies of the Final Prospectus and any Prospectus Amendment shall be identical in content to the electronically transmitted versions thereof filed with Canadian Securities Regulators pursuant to the System for Electronic Document Analysis and Retrieval.

(d)	Press Releases

During the period commencing on the date hereof and until completion of the distribution of the Units, each of Pretivm and Silver Standard will (i) promptly provide the Underwriters with drafts of any press releases of Pretivm or Silver Standard, as the case may be, for review by the Underwriters and their counsel prior to issuance (provided that, in the case of Silver Standard, such obligation shall only apply to press releases relating to the Offering and the Delivery Agreement), and (ii) if requested by the Lead Underwriters, subject to applicable laws, include a reference to the Underwriters and their role in the Offering in any press releases of Pretivm or Silver Standard with respect to the Offering.

5.	Representations and Warranties

	(a)	Representations as to Prospectus and Prospectus Amendments

(i)

Filing of each of the Preliminary Prospectus, the Final Prospectus and any Prospectus Amendment shall constitute a representation and warranty by Pretivm to the Underwriters that as at their respective dates and as at the date of filing of each of the Preliminary Prospectus, the Final Prospectus and any Prospectus Amendment, as applicable:

(A)

all information and statements (other than information and statements relating solely to the Underwriters which were provided by the Underwriters in writing specifically for use in the Preliminary Prospectus, the Final Prospectus or any Prospectus Amendment) contained in the Preliminary Prospectus, the Final Prospectus and any Prospectus Amendment, including, for greater certainty, all Documents Incorporated by Reference therein, are true and correct and contain no misrepresentation and constitute full, true and plain disclosure of all material facts relating to Pretivm, its business, the Units, the Warrants and the Shares;

(B)

no material fact (other than facts relating solely to the Underwriters) has been omitted from such disclosure that is required to be stated in such disclosure or is necessary to make the statements contained in such disclosure not misleading in light of the circumstances under which they were provided or made; and

	(C)	such documents comply with the requirements of Canadian Securities Laws.

(ii)

Filing of each of the Preliminary Prospectus, the Final Prospectus and any Prospectus Amendment shall constitute a representation and warranty by Silver Standard to the Underwriters that as at their respective dates and as at the date of filing of each of the Preliminary Prospectus, the Final Prospectus and any Prospectus Amendment, as applicable:

(A)

all information and statements contained in the Preliminary Prospectus, the Final Prospectus and any Prospectus Amendment, including, for greater certainty, all Documents Incorporated by Reference therein, relating to Silver Standard Matters are true and correct and contain no misrepresentation;

(B)

no material fact (other than facts relating solely to the Underwriters) has been omitted from the disclosure regarding the Silver Standard Matters that is required to be stated in such disclosure or is necessary to make the statements contained in such disclosure not misleading in light of the circumstances under which they were provided or made.

(b)	Representations and Warranties of Pretivm

	(i)	Pretivm represents, warrants and covenants to and with the Underwriters as follows:

		(A)	Corporate Status

(I)

Pretivm. Pretivm is a corporation duly incorporated, organized and subsisting under the BCBCA and has all requisite corporate power, capacity and authority to own its properties and assets and to carry on its business as presently conducted and as proposed to be conducted as contemplated in the Prospectus, and to enter into and deliver the Related Agreements to which it is or will be a party and to perform its obligations thereunder. No act or proceeding has been taken by or against Pretivm in connection with its liquidation, winding-up or bankruptcy.

(II)

Subsidiary. Pretivm Exploration is a corporation duly incorporated, organized and subsisting under the BCBCA and has all requisite corporate power, capacity and authority to own its properties and assets and to carry on its business as presently conducted and as proposed to be conducted as contemplated in the Prospectus. No act or proceeding has been taken by or against Pretivm Exploration in connection with its liquidation, winding-up or bankruptcy.

(B)

Authority of Pretivm. All necessary action has been taken by Pretivm to authorize the execution and delivery by Pretivm of the Related Agreements to which Pretivm is currently a party and the performance by Pretivm of its obligations thereunder, and each of the Related Agreements to which Pretivm is currently a party has been duly executed and delivered and constitutes a valid and legally binding obligation of Pretivm enforceable against it in accordance with its terms. At the time of execution of all Related Agreements to be entered into by Pretivm, all necessary action will have been taken by Pretivm to authorize the execution and delivery by Pretivm of such Related Agreements and the performance by Pretivm of its obligations thereunder, and each such Related Agreement to which Pretivm will be a party will have been duly executed and delivered and will constitute a valid and legally binding obligation of Pretivm enforceable against it in accordance with its terms.

(C)	Prospectus.

	(I)	Pretivm is eligible under National Instrument 44-101 to file a short form prospectus in each of the Qualifying Provinces.

(II)

Pretivm has all requisite power, capacity and authority to execute and deliver the Prospectus and any Prospectus Amendment and to file such documents with the Canadian Securities Regulators, and all necessary action has been taken by Pretivm to authorize the execution and delivery of the Prospectus and any Prospectus Amendment and the filing of such documents with the Canadian Securities Regulators.

(III)

The description of each of the Related Agreements described in the Prospectus is in all material respects a true, complete and accurate description of the material terms and conditions of each such Related Agreement.

(IV)

The description of the securities of Pretivm in the Prospectus is in all material respects a true, complete and accurate description of the rights, privileges, restrictions, terms and conditions attaching to such securities.

(D)	Financial Statements and Auditors.

	(I)	Company Statement of Financial Position. The Financial Statements:

		1)	are in accordance with the books, records and accounts of Pretivm and Pretivm Exploration;

		2)	are complete and correct in all material respects and presents fairly, on a consolidated basis, the assets, liabilities and financial position of Pretivm as at the date indicated; and

		3)	have been prepared in accordance with IFRS and the order dated March 17, 2011 issued by the securities commission in the Province of British Columbia, Canada;

(II)

Liabilities. Neither Pretivm nor Pretivm Exploration has any material liabilities, obligations, indebtedness or commitments, whether accrued, absolute, contingent or otherwise required to be disclosed under IFRS, which are not disclosed or referred to in the Financial Statements.

(III)

Significant Acquisitions and Significant Dispositions. Other than completion of the transactions contemplated in the Acquisition Agreement, including the exercise of the option described therein, no acquisitions or dispositions have been made by Pretivm or Pretivm Exploration in the three most recently completed fiscal years that are “significant acquisitions” or “significant dispositions” and neither Pretivm nor Pretivm Exploration is in discussions with another party in respect of any proposed acquisition of a business or related business that has progressed to a state where a reasonable person would believe that the likelihood of Pretivm or Pretivm Exploration completing the acquisition is high and that, if completed by Pretivm or Pretivm Exploration as at the date hereof, would be a “significant acquisition”, in each case which would require disclosure in the Prospectus pursuant to Canadian Securities Laws.

	(IV)	Auditors. PWC are independent with respect to Pretivm as required by Canadian Securities Laws.

(E)	Internal Controls.

(I)

Each of Pretivm and Pretivm Exploration maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Pretivm reasonably believes that Pretivm’s and Pretivm Exploration’s internal controls over financial reporting are effective and Pretivm is not aware of any material weakness in their respective internal controls over financial reporting.

(II)

Since incorporation, there has been no change in Pretivm’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, Pretivm’s internal control over financial reporting.

(F)

Transfer Agent. Computershare Investor Services Inc., at its principal office in Vancouver and Toronto, has been duly appointed as the registrar and transfer agent in respect of the Shares and the Warrants.

(G)	Warrant Agent. Computershare Trust Company of Canada, at its principal office in Vancouver, has been duly appointed as the Warrant Agent in respect of the Warrant Indenture.

(H)	Delivery Agreement Agent. Computershare Investor Services Inc. is, or will be prior to the Closing Time, duly appointed as the Delivery Agreement Agent under the Delivery Agreement.

(I)

Exchange Approval. The Shares are listed and posted for trading on the TSX and prior to the Closing Time, the TSX will have conditionally approved the listing of the Warrants and, subject only to Pretivm fulfilling the customary post-closing conditions of TSX.

(J)

Consents. No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental agency or body or regulatory authority is required except such as shall have been made or obtained at or before the Closing Time from the Canadian Securities Regulators and the TSX, for the execution, delivery and performance by Pretivm of the Related Agreements to which it is or will be a party, the sale of the Units, the issuance of the Warrants, and the consummation by Pretivm of the transactions contemplated therein.

(K)

No Material Change in Company. Except as disclosed in the Prospectus, subsequent to the date of the Financial Statements, there has not been any material change (financial or otherwise) in the business, affairs, liabilities (absolute, accrued, contingent or otherwise), capital, operations, financial condition, properties, prospects or assets of Pretivm or Pretivm Exploration and no event has occurred or circumstance exists which could reasonably be expected to result in such a material change.

(L)	Capitalization.

(I)

Pretivm. Pretivm is authorized to issue an unlimited number of common shares, without par value, of which 85,470,086 common shares are issued and outstanding as at the date hereof, and an unlimited number of preferred shares, none of which are issued and outstanding as at the date hereof. All of the issued and outstanding shares of Pretivm are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with applicable laws and not in violation of or subject to any pre-emptive or similar right that entitles any person to acquire from Pretivm any common shares of Pretivm or other security of Pretivm or any security convertible into, or exercisable for, common shares of Pretivm or any other such security.

(II)

Subsidiary. Pretivm Exploration is authorized to issue an unlimited number of common shares, of which three common shares are issued and outstanding as at the date hereof, all of which are beneficially owned, directly or indirectly, by Pretivm free and clear of any Lien, all of the outstanding equity interests in Pretivm Exploration have been duly authorized and validly issued, none of the outstanding equity interests of Pretivm Exploration was issued in violation of pre-emptive or similar rights of any security holder of Pretivm Exploration and all of such equity interests are outstanding as fully paid and non- assessable shares. There exist no options, warrants, purchase rights, or other contracts or commitments that would require Pretivm or any other person to sell, transfer or otherwise dispose of any equity interests of Pretivm Exploration or for the issue or allotment of any unissued shares in the capital of Pretivm Exploration or any other security convertible into or exchangeable for any such shares.

(M)

Fully Paid Shares. All of the Shares and the Silver Standard Underlying Shares to be sold hereunder are duly and validly created and issued and are fully paid and non-assessable, have been issued in compliance with all applicable laws and not in violation of or subject to any pre-emptive or similar right that entitles any person to acquire from Pretivm any common shares of Pretivm or other security of Pretivm or any security convertible into, or exercisable for, common shares of Pretivm or any other such security and conform to the description thereof contained in the Prospectus. The form of the definitive certificate representing the Shares and the Silver Standard Underlying Shares has been duly approved and adopted by Pretivm and complies with all legal requirements (including any applicable requirements of TSX) relating thereto.

(N)

Issuance Warrants and Pretivm Underlying Shares. All of the Warrants to be issued by Pretivm hereunder have been, or will by the Closing Time be duly and validly created, authorized and issued, have been issued in compliance with all applicable laws and not in violation of or subject to any pre-emptive or similar right that entitles any person to acquire from Pretivm any common shares of Pretivm or other security of Pretivm or any security convertible into, or exercisable for, common shares of Pretivm or any other such security and have attributes corresponding in all material respects to the description set forth in this Agreement and the Prospectus and, in the case of the Warrants, the Warrant Indenture and the Warrant Certificates. The Pretivm Underlying Shares to be issued by Pretivm in the event of a default by Silver Standard of its obligations under the Delivery Agreement, have been, or will by the Closing Time be duly and validly allotted and authorized and will, if issued by Pretivm upon the due exercise of the Warrants, be fully paid and non-assessable common shares of Pretivm.

(O)	Books and Records.

(I)

The minute books and corporate records of Pretivm are true and correct in all material respects and contain all minutes of all meetings and all resolutions of the Directors (and any committees of such Directors) and shareholders of Pretivm as at the date hereof and at the Closing Date will contain all minutes of all meetings and all resolutions of the Directors (and any committees of such Directors) and shareholders of Pretivm.

(II)

The minute books and corporate records of Pretivm Exploration are true and correct in all material respects and contain all minutes of all meetings and all resolutions of the directors (and any committees of such directors) and shareholders of Pretivm Exploration as at the date hereof and at the Closing Date will contain all minutes of all meetings and all resolutions of the directors (and any committees of such directors) and shareholders of Pretivm Exploration.

(P)

Voting Agreements. Other than the Investor Rights Agreement, Pretivm is not and will not be a party to any agreement, nor is Pretivm aware of any agreement which affects the voting control of any of the securities of Pretivm or Pretivm Exploration.

(Q)

Options. Except in connection with the Over-Allotment Option, the Warrants and stock options granted under Pretivm’s stock option plan, no person now has, or will immediately following the Closing Time have, any agreement or option, or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option (including convertible or exchangeable securities or warrants) for the purchase, subscription for or issuance of common shares of Pretivm or Pretivm Exploration.

(R)

Registration Rights. Except as set out in the Investor Rights Agreement, no person has, or will immediately following the Closing Time have, any rights to require qualification for distribution under Canadian Securities Laws its common shares of Pretivm.

(S)

No Defaults. The execution and delivery of this Agreement and the other Related Agreements, the fulfilment of the terms hereof and thereof by Pretivm, and the sale and delivery of the Units, the issuance of the Warrants, and the delivery of the Shares and the Silver Standard Underlying Shares and the issuance of the Pretivm Underlying Shares as contemplated by this Agreement and the Related Agreements, as applicable, do not and will not:

(I)

require the consent, approval, authorization, registration or qualification of or with any governmental authority, exchange, Canadian Securities Regulator or other regulatory commission or agency or third party, except those that are required under Canadian Securities Laws, U.S. Securities Laws, applicable exchange regulations, all of which have been obtained (or will be obtained prior to the Closing Time); or

(II)

result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or default under, and do not and will not conflict with:

1)

any of the provisions of the constating documents of Pretivm or of Pretivm Exploration or any resolutions of the directors or shareholders of Pretivm or of Pretivm Exploration or any committee of any of them;

2)

any indenture, agreement or other instrument to which Pretivm or Pretivm Exploration is a party or by which it is contractually bound, other than the obligations of Pretivm under section 6(a)(iii) of the Underwriting Agreement dated December 9, 2010 with respect to which the Lead Underwriters consent by their execution of this Agreement;

3)

any statute, rule, regulation or law applicable to Pretivm or Pretivm Exploration including, without limitation, the Canadian Securities Laws, or any judgment, order, decree or decision of any governmental or regulatory body, agency, commission, tribunal, court or exchange having jurisdiction over Pretivm or Pretivm Exploration; or

4)

any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) by Pretivm or Pretivm Exploration under, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the creation or imposition of any Lien upon any property or assets of Pretivm or Pretivm Exploration under, any contract, indenture, mortgage, hypothec, deed of trust, loan agreement, note, lease, license, franchise agreement, authorization, permit, certificate or other agreement or document to which Pretivm or Pretivm Exploration is a party or by which it is bound, or to which its assets or businesses is subject (each, for the purpose of this section 5(b), a “Contract”), including any other Related Agreement and the Investor Rights Agreement, which individually or in the aggregate would (1) have or result in a Material Adverse Effect on Pretivm, (2) materially impair Pretivm’s ability to perform the obligations contemplated in this Agreement, the Prospectus and any Prospectus Amendment or (3) materially affect or impair the consummation of the transactions contemplated in the Related Agreements, the Prospectus and any Prospectus Amendment.

(T)	Marketable Title to Assets. As at the Closing Time,

(I)

Pretivm and Pretivm Exploration own, hold or lease all such properties as are necessary to the conduct of their respective businesses as presently operated and as proposed to be operated as described in the Prospectus and any Prospectus Amendment;

(II)

Pretivm and Pretivm Exploration have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of any and all Liens other than Permitted Encumbrances; and any real property and buildings to be held under lease or sublease by Pretivm and Pretivm Exploration are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not materially interfere with, the use made and proposed to be made of such property and buildings by Pretivm and Pretivm Exploration; and

(III)

neither Pretivm nor, to the knowledge of Pretivm, Pretivm Exploration has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by Pretivm or Pretivm Exploration.

(U)

Mining Claims. All interests in material mining claims, concessions, exploitation or extraction rights or similar rights (“Mining Claims”) that are held by Pretivm or Pretivm Exploration are in good standing, free and clear of any material Liens, other than the Permitted Encumbrances, and except as disclosed in the Prospectus and any Prospectus Amendment, or as constitutes a Permitted Encumbrance, no royalty is payable in respect of any of them. Except as disclosed in the Prospectus and any Prospectus Amendment, no other material property rights are necessary for the conduct of Pretivm’s business as described therein and there are no material restrictions on the ability of Pretivm and Pretivm Exploration to use, transfer or otherwise exploit any such property rights. The Mining Claims by Pretivm or Pretivm Exploration cover the properties required by Pretivm for the purposes described in the Prospectus and no other property rights are necessary for the conduct of Pretivm’s business as described in the Prospectus. No dispute between Pretivm or Pretivm Exploration and any local, native or indigenous group exists or to the knowledge of Pretivm is threatened or imminent with respect to the Snowfield Project, the Brucejack Project or Pretivm’s exploration activities that could reasonably be expected to have a Material Adverse Effect.

(V)

Mineral Resource Disclosure. The information relating to estimates by Pretivm of the measured, indicated and inferred resources associated with the Snowfield Project and the Brucejack Project has been prepared in all material respects by a “qualified person” in accordance with NI 43-101. Pretivm believes that all of the assumptions underlying such resource estimates are reasonable and appropriate.

(W)

Technical Information. All technical information set forth in the Prospectus has been reviewed by a “qualified person” as required by NI 43-101. All such information has been prepared in accordance with Canadian industry standards set forth in NI 43- 101 and there has been no material changes to such information since the date of delivery or preparation thereof. Pretivm has filed with the Canadian Securities Regulators all technical reports required to be filed by it pursuant to NI 43-101.

(X)

Compliance with Environmental and Health Laws. There has been no storage, generation, transportation, handling, use, treatment, disposal, discharge, emission, contamination, release or other activity involving any kind of hazardous, toxic or other wastes, pollutants, contaminants, petroleum products or other hazardous or toxic substances, chemicals or materials (“Hazardous Substances”) by, due to, on behalf of, or caused by Pretivm or Pretivm Exploration (or, to Pretivm’s knowledge, any other entity for whose acts or omissions Pretivm is or may be liable) upon any property now or previously owned, operated, used or leased by Pretivm or Pretivm Exploration, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit, common law provision or other legally binding standard relating to pollution or protection of human health and the environment (“Environmental Law”), except for violations and liabilities which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There has been no disposal, discharge, emission contamination or other release of any kind at, onto or from any such property or into the environment surrounding any such property of any Hazardous Substances with respect to which Pretivm has knowledge, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no pending or, to the best of Pretivm’s knowledge, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against Pretivm or Pretivm Exploration, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No property of Pretivm or Pretivm Exploration is subject to any Lien under any Environmental Law, other than Permitted Encumbrances. Neither Pretivm nor Pretivm Exploration is subject to any order, decree, agreement or other individualized legal requirement related to any Environmental Law, which, in any case (individually or in the aggregate), could reasonably be expected to have a Material Adverse Effect.

(Y)

Permits. Pretivm and Pretivm Exploration hold all permits, by- laws, licences, waivers, exemptions, consents, certificates, registrations, authorizations, approvals, rights, rights of way and entitlements and the like (including as required under Environmental Law) which are required from any governmental or regulatory authority or any other person necessary to conduct its business and activities as described in the Prospectus, the lack of which would have a Material Adverse Effect on Pretivm and Pretivm Exploration (taken together as a whole after the Closing Time), and all such permits, by-laws, licences, waivers, exemptions, consents, certificates, registrations, authorizations, approvals, rights, rights of way and entitlements and the like are in full force and effect in all material respects and will be in full force and effect in all material respects at the Closing Time, and with no default thereunder.

(Z)

Compliance with other Laws. Each of Pretivm and Pretivm Exploration has conducted and is conducting its activities or business in material compliance with all applicable laws, rules and regulations, including without limitation those of the country, province and municipality in which such entity carries on business or conducts its activities.

(AA)

No Claims. There is no claim, action, suit, proceeding or investigation (whether or not purportedly on behalf of Pretivm) commenced or, to the knowledge of Pretivm, threatened against, or affecting Pretivm or Pretivm Exploration or any of their respective properties, or to which Pretivm or Pretivm Exploration is a party or to which any property of Pretivm or Pretivm Exploration (whether currently owned or to be acquired as a result of the completion of the transactions contemplated in the Prospectus) is subject, at law or in equity, or before or by any federal, provincial, state, municipal or other governmental or regulatory department, commission, board or agency, domestic or foreign, which is, or could reasonably be expected to, individually or in aggregate, result in a Material Adverse Effect on, or which questions the validity of any action taken or to be taken by Pretivm pursuant to or in connection with, any of the Related Agreements or any other transaction or agreement contemplated in the Prospectus.

(BB)

No Cease Trade Orders. No order, ruling or determination having the effect of suspending the sale or ceasing the trading of the common shares or any other securities of Pretivm has been issued or made by any Canadian Securities Regulator or exchange or any other regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the best of the knowledge, information and belief of Pretivm are contemplated or threatened by any such authority or under any Securities Laws.

(CC)	Reporting Issuer and Compliance with Canadian Securities Laws. Pretivm is a reporting issuer or the equivalent thereof in each Qualifying Jurisdiction where such concept exists.

(DD)

Insurance. Pretivm maintains insurance in such amounts and covering such risks as Pretivm reasonably considers adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect, except where the failure to maintain such insurance could not reasonably be expected to have a Material Adverse Effect. There are no material claims by Pretivm or Pretivm Exploration under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

(EE)

Material Transactions. Except as disclosed in the Prospectus or any Prospectus Amendment, none of the directors, officers or employees of Pretivm or Pretivm Exploration, any known holder or proposed holder of more than 10% of any class of shares of Pretivm, or any known associate or affiliate of any of the foregoing persons or companies has any material interest, direct or indirect, in any material transaction involving Pretivm or Pretivm Exploration which, as the case may be, materially affected, is material to or will materially affect Pretivm or Pretivm Exploration.

(FF)

Brokerage Fees. Other than the Underwriting Fee payable by Silver Standard to the Underwriters pursuant to this Agreement in connection with the offer and sale of the Units, there is no person acting or purporting to act at the request of Pretivm, who is entitled to any brokerage or finder’s fees by Pretivm in connection with the transactions contemplated by this Agreement.

(GG)

No Taxes. There are no sales, goods and services, harmonized sales, use or transfer taxes or other similar taxes, fees or charges under Canadian or U.S. federal law or the laws of any state, province, territory or any political subdivision thereof, required to be paid by Pretivm in connection with the execution and delivery of this Agreement or the issuance of the Units or Warrants hereunder. No stamp duty, registration or documentary taxes, duties or similar charges are payable under the federal laws of Canada or the laws of any province or territory in connection with the sale and delivery to the Underwriters of the Units or the authorization, execution, delivery and performance of this Agreement or the offer and sale of Units by an Underwriter to U.S. residents.

(HH)

No Corrupt Practices. None of Pretivm or Pretivm Exploration or any director, officer, agent, employee, affiliate or other person acting on behalf of Pretivm or Pretivm Exploration is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or the Corruption of Foreign Public Officials Act (Canada) (the “CFPOA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or the CFPOA and each of Pretivm and Pretivm Exploration have conducted their businesses in compliance with the FCPA and the CFPOA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(II)	Forward–looking Information. All statements in the Prospectus and any Prospectus Amendment which contain forward-looking information have been made by Pretivm in good faith and on a reasonable basis.

(JJ)

Terms of Related Agreements. At or before the Closing Time, Pretivm shall have complied with and fulfilled all of the terms and conditions of the Related Agreements to be complied with by it pursuant thereto at or before such time, and the representations and warranties of it therein will be true and correct as of such time.

(KK)

Material Contracts. All contracts, agreements indentures, leases, policies, instruments and licenses of Pretivm and Pretivm Exploration that are material to Pretivm and Pretivm Exploration have been disclosed in the Prospectus (the “Material Contracts”) and there are no amendments to such contracts that have been, are proposed to be, or are required to be, made and all Material Contracts that are required to be filed on www.sedar.com pursuant to applicable securities laws have been so filed.

(LL)

U.S. Selling Restrictions. Pretivm represents, warrants and agrees that (i) none of Pretivm, its subsidiaries, any persons acting on its or their behalf, has engaged or will engage in any directed selling effort (within the meaning of Regulation S) with respect to the Units, the Warrants or the common shares of Pretivm; (ii) it and they have complied and will comply with the requirements for an “offshore transaction”, as such term is defined in Regulation S; (iii) none of Pretivm, its subsidiaries or any person acting on its or their behalf has offered or will offer to sell any of the Units by means of any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the 1933 Act; (iv) it is a “foreign issuer” within the meaning of Regulation S and reasonably believes that there is no “substantial U.S. market interest” in the Units, the Warrants or the common shares of Pretivm (as such term is defined under Regulation S); and (v) it will notify Computershare Investor Services Inc. as soon as practicable upon it becoming a “domestic issuer”, as defined in Regulation S.

(c)	Representations and Warranties of Silver Standard

	(i)	Silver Standard represents, warrants and covenants to and with the Underwriters as follows:

(A)

Corporate Status. Silver Standard is a corporation duly incorporated, organized and subsisting under the BCBCA and has all requisite corporate power, capacity and authority to own its properties and assets and to carry on its business as presently conducted, and to enter into and deliver the Related Agreements to which it is a party and to perform its obligations thereunder.

(B)

Authority of Silver Standard. All necessary action has been taken by Silver Standard to authorize the execution and delivery by Silver Standard of the Related Agreements to which Silver Standard is currently a party and the performance by Silver Standard of its obligations thereunder, and each of the Related Agreements to which Silver Standard is currently a party has been duly executed and delivered and constitutes a valid and legally binding obligation of Silver Standard enforceable against it in accordance with its terms. At the time of execution of all Related Agreements to be entered into by Silver Standard, all necessary action will have been taken by Silver Standard to authorize the execution and delivery by Silver Standard of such Related Agreements and the performance by Silver Standard of its obligations thereunder, and each such Related Agreement to which Silver Standard will be a party will have been duly executed and delivered and will constitute a valid and legally binding obligation of Silver Standard enforceable against it in accordance with its terms.

(C)	Title to Purchased Shares, Additional Shares and Silver Standard Underlying Shares.

(I)

Silver Standard will at the Closing Time beneficially own all of the Purchased Shares, Additional Shares and Silver Standard Underlying Shares and will have good and marketable title thereto, free and clear of all liens, charges, security interests and encumbrances of whatever nature and kind, and Silver Standard has full legal right, power and authority to sell, assign and transfer such Purchased Shares and Additional Shares to the Underwriters and to transfer the Silver Standard Underlying Shares to the Warrant Agent and to enter into and perform its obligations under the Delivery Agreement without any consent of any person which has not been obtained;

(II)

none of the Purchased Shares, Additional Shares or Silver Standard Underlying Shares are the subject of any claim, dispute or proceeding and none of Silver Standard or its affiliates are named in any proceeding, and to the knowledge of Silver Standard there is no threatened or pending proceeding, with respect to Silver Standard’s interest in the Purchased Shares, Additional Shares or Silver Standard Underlying Shares;

(III)

the Purchased Shares will be acquired by the Underwriters from Silver Standard at the Closing Time free and clear of all liens, charges, security interests and encumbrances of whatsoever nature and kind created or permitted to exist by Silver Standard;

(IV)

the Additional Shares will be acquired by the Underwriters from Silver Standard at the Option Closing Time free and clear of all liens, charges, security interests and encumbrances of whatsoever nature and kind created or permitted to exist by Silver Standard;

(V)

the Silver Standard Underlying Shares to be delivered to the holders of Warrants upon the due exercise of the Warrants are, at the date hereof, and will be at the time of delivery in accordance with the terms of the Delivery Agreement, free and clear of all liens, charges, security interests and encumbrances of whatsoever nature and kind created or permitted to exist by Silver Standard;

(VI)

no person, firm or corporation (except the Underwriters) has any agreement, option, right or privilege (whether pre- emptive, contractual or otherwise) capable of becoming an agreement for the purchase from Silver Standard of any of the Purchased Shares, the Additional Shares or the Silver Standard Underlying Shares; and

(VII)

other than as may be required under applicable securities laws, or as required to be obtained by Silver Standard, no filing with, or authorization, approval, consent, licence, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by Silver Standard of its obligations hereunder, in connection with the offering or sale of the Purchased Shares, Additional Shares, the Purchased Warrants and the Additional Warrants hereunder or the consummation of the transactions contemplated by this Agreement or the Delivery Agreement, except such as have been obtained.

(D)	Prospectus.

(I)

The description of each of the Related Agreements described in the Prospectus to which Silver Standard is a party or will be a party on or before the Closing Time is in all material respects a true, complete and accurate description of the material terms and conditions of each such Related Agreement.

(II)

The description of the Units, Shares and Warrants in the Prospectus is in all material respects a true, complete and accurate description of the rights, privileges, restrictions, terms and conditions attaching to such securities.

(E)

Consents. No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental agency or body or regulatory authority is required for the execution, delivery and performance by Silver Standard of the Related Agreements to which it is or will be a party and the consummation by Silver Standard of the transactions contemplated therein.

(F)

No Defaults. The execution and delivery of the Related Agreements to which it is party, or it will be a party on or before the Closing Time, and the fulfilment of the terms thereof by Silver Standard do not and will not:

(I)

require the consent, approval, authorization, registration or qualification of or with any governmental authority, exchange, Canadian Securities Regulator or other regulatory commission or agency or third party; or

(II)

result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or default under, and do not and will not conflict with:

		1)	any of the provisions of the constating documents of Silver Standard or any resolutions of the directors or shareholders of Silver Standard or any committee of any of them;

2)

any indenture, agreement or other instrument to which Silver Standard is a party or by which it is contractually bound, other than the obligations of Silver Standard under section 6(b)(i) of the Underwriting Agreement dated December 9, 2010 with respect to which the Lead Underwriters consent by their execution of this Agreement;

3)

any statute, rule, regulation or law applicable to Silver Standard including, without limitation, the Canadian Securities Laws, or any judgment, order, decree or decision of any governmental or regulatory body, agency, commission, tribunal, court or exchange having jurisdiction over Silver Standard; or

4)

any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) by Silver Standard under, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the creation or imposition of any Lien upon any property or assets of Silver Standard under, any contract, indenture, mortgage, hypothec, deed of trust, loan agreement, note, lease, license, franchise agreement, authorization, permit, certificate or other agreement or document to which Silver Standard is a party or by which it is bound, or to which its assets or businesses is subject, including any Related Agreement and the Investor Rights Agreement,

which individually or in the aggregate would (1) materially impair Silver Standard’s ability to perform the obligations contemplated in this Agreement or (2) materially affect or impair the consummation of the transactions contemplated in the Related Agreements.

(G)

No Claims. There is no claim, action, suit, proceeding or investigation (whether or not purportedly on behalf of Silver Standard) commenced or, to the knowledge of Silver Standard, threatened against, or affecting Silver Standard or any of its common shares of Pretivm, or to which Silver Standard is a party or to which any common shares of Pretivm held by Silver Standard is subject, at law or in equity, or before or by any federal, provincial, state, municipal or other governmental or regulatory department, commission, board or agency, domestic or foreign, which is, or could reasonably be expected to, individually or in aggregate, to materially impair Silver Standard’s ability to perform its obligations pursuant to or in connection with, any of the Related Agreements to which it is a party.

(H)

No Cease Trade Order. No order or ruling or determination having the effect of suspending or ceasing any trading activity by Silver Standard has been issued or made by any Canadian Securities Regulatory or exchange or any other regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the best of the knowledge, information and belief of Silver Standard are contemplated or threatened by any such authority or under any Securities Laws with respect to Silver Standard’s interest in the Shares, Silver Standard Underlying Shares.

(I)

Terms of Related Agreements. At or before the Closing Time, Silver Standard shall have complied with and fulfilled in all material respects all of the terms and conditions of the Related Agreements to be complied with by it pursuant thereto at or before such time.

(J)

Material Contracts. Silver Standard is in full compliance with its obligations under all agreements between it and Pretivm, including for greater certainty the Investor Rights Agreement dated December 21, 2010 and the Transition Services Agreement dated December 21, 2010 and such agreements are in full force and effect and unamended.

(K)

U.S. Selling Restrictions. Silver Standard represents, warrants and agrees that (i) none of Silver Standard, its subsidiaries, any persons acting on its or their behalf, has engaged or will engage in any directed selling effort (within the meaning of Regulation S) with respect to the Units, the Warrants or the common shares of Pretivm; (ii) it and they have complied and will comply with the requirements for an “offshore transaction”, as such term is defined in Regulation S; (iii) none of Silver Standard, its subsidiaries, any person acting on its or their behalf has offered or will offer to sell any of the Units by means of any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the 1933 Act; and (iv) it reasonably believes that there is no “substantial U.S. market interest” in the Units, the Warrants or the common shares of Pretivm (as such term is defined under Regulation S).

(d)	Survival of Representations and Warranties

All representations, warranties, covenants, indemnities and agreements of Pretivm and Silver Standard herein contained shall survive the purchase and sale of the Units and shall continue in full force and effect for the benefit of the Underwriters, regardless of any subsequent disposition of the Units or any investigation by or on behalf of the Underwriters with respect thereto, subject only to the applicable limitation period prescribed by law.

6.	Covenants

	(a)	Pretivm covenants and agrees with the Underwriters that:

(i)

it will advise the Underwriters, promptly after receiving notice thereof, of the time when the Final Prospectus has been filed and when the Final Receipt in respect thereof and will provide evidence satisfactory to the Underwriters of each filing and the issuance of the Final Receipt;

(ii)

it will advise the Underwriters, promptly after receiving notice or obtaining knowledge, of: (i) the issuance by any Canadian Securities Regulator of any order suspending or preventing the use of the Preliminary Prospectus, the Final Prospectus or any Prospectus Amendment; (ii) the suspension of the qualification of the Units for distribution or sale in any of the Qualifying Provinces; (iii) the institution or threatening of any proceeding for any of those purposes; or (iv) any requests made by any Canadian Securities Regulator for amendments or supplements to the Prospectus, or for additional information, and will use its best efforts to prevent the issuance of any such order and, if any such order is issued, to obtain the withdrawal of the order promptly;

(iii)

for the period ending 90 days after the Closing Date, without the prior written consent of the Lead Underwriters, such consent not to be unreasonably withheld, the Company (i) will not, directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of any Relevant Security, or make any public announcement of any of the foregoing; (ii) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the 1934 Act and the Rules and Regulations) with respect to any Relevant Security; and (iii) will not otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration;

(iv)

at or prior to the Closing Time, it will enter into the Related Agreements to which it is not currently a party and it will comply with all the terms, conditions and covenants contained therein to be complied with prior to or at such time.

	(b)	Silver Standard covenants and agrees with the Underwriters that:

(i)

for the period ending 90 days after the Closing Date, without the prior written consent of the Lead Underwriters, such consent not to be unreasonably withheld, Silver Standard (i) will not, directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of any Relevant Security, or make any public announcement of any of the foregoing, (ii) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the 1934 Act and the Rules and Regulations) with respect to any Relevant Security, and (iii) will not otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration;

(ii)

at or prior to the Closing Time, it will enter into the Related Agreements to which it is not currently a party but is intended to be a party and it will comply with all the terms, conditions and covenants contained therein to be complied with prior to or at such time.

7.	Change of Closing Date

Subject to the termination provisions contained in section 13, if a material change or a change in a material fact occurs or is discovered prior to the Closing Date, the Closing Date shall be, unless Pretivm, Silver Standard and the Underwriters otherwise agree in writing or unless otherwise required under Canadian Securities Laws, the sixth Business Day following the later of:

(a)

the date on which all applicable filings or other requirements of Canadian Securities Laws with respect to such material change or change in a material fact have been complied with in all Qualifying Provinces and any appropriate receipt obtained for such filings and notice of such filings from Pretivm or its counsel have been received by the Underwriters; and

(b)	the date upon which the commercial copies of any Prospectus Amendments have been delivered in accordance with section 4(c).

8.	Completion of Distribution

The Underwriters shall after the Closing Time and, if applicable, the Option Closing Time, give prompt written notice to Pretivm when, in the opinion of the Underwriters, they have completed distribution of the Units and shall provide related details, including the total proceeds realized in each of the Qualifying Provinces, the Qualifying States and any other jurisdiction from such distribution.

9.	Changes

	(a)	Material Change or Change in Material Fact During Distribution

During the period from the date of this Agreement to the later of the Closing Date, the Option Closing Date and the date of completion of distribution of the Units, each of Pretivm and Silver Standard shall promptly notify the Underwriters in writing of:

(i)

any material change (actual, anticipated, contemplated or threatened, financial or otherwise) in the business, affairs, liabilities (absolute, accrued, contingent or otherwise), capital, operations, financial condition, properties, prospects or assets (including the Snowfield Project, the Brucejack Project and the Combined Project Assets) of Pretivm or Pretivm Exploration;

(ii)

any material fact which has arisen or has been discovered and would have been required to have been stated in the Final Prospectus had the fact arisen or been discovered on, or prior to, the date of such document; and

(iii)

any change in any material fact (which for the purposes of this Agreement shall be deemed to include the disclosure of any previously undisclosed material fact) contained in the Final Prospectus or any Prospectus Amendment, which fact or change is, or may be, of such a nature as to render any statement in the Final Prospectus or any Prospectus Amendment misleading or untrue in any material respect or which would result in a misrepresentation in the Final Prospectus or any Prospectus Amendment or which would result in the Final Prospectus or any Prospectus Amendment not complying (to the extent that such compliance is required) with Canadian Securities Laws, in each case, as at any time up to and including the later of the Closing Date, the Option Closing Date and the date of completion of the distribution of the Units, provided, however, in the case of Silver Standard, the obligations to notify the Underwriters in accordance with Subsections 9(a)(i),(ii) and (iii) above, shall only apply to the extent that any such changes, facts or changes in material facts relate to the Silver Standard Matters,

Pretivm shall promptly, and in any event within any applicable time limitation, comply, to the satisfaction of the Underwriters, acting reasonably, with all applicable filings and other requirements under the Canadian Securities Laws as a result of such fact or change; provided that Pretivm shall not file any Prospectus Amendment or other document without first obtaining from the Underwriters their approval, after consultation with the Underwriters with respect to the form and content thereof, which approval will not be unreasonably withheld or delayed. Pretivm shall in good faith discuss with the Underwriters any fact or change in circumstances (actual, anticipated, contemplated or threatened, financial or otherwise) which is of such a nature that there is reasonable doubt whether written notice need be given under this section 9(a).

(b)	Change in Canadian Securities Laws

If during the period of distribution of the Units there shall be any change in Canadian Securities Laws that, in the opinion of the Underwriters, acting reasonably, requires the filing of a Prospectus Amendment, Pretivm shall, to the satisfaction of the Underwriters, acting reasonably, promptly prepare and file such Prospectus Amendment with the appropriate Canadian Securities Regulator in each of the Qualifying Provinces where such filing is required.

10.	Underwriting Fee

The Underwriters will be paid a fee of $0.50 per Purchased Unit (the “Underwriting Fee”) sold pursuant to this Agreement. Such Underwriting Fee shall be due and payable in full by Silver Standard at the Closing Time (as defined below) against payment for the Purchased Units and, if applicable, as to $0.50 per Additional Unit, $0.48 per Additional Share and/or $0.04 per Additional Warrant, (as the case may be) by Silver Standard, at the Option Closing Time, against payment for the Additional Units, Additional Shares and/or Additional Warrants, as the case may be. The Underwriting Fee shall be payable as provided for in section 11.

All fees, expenses and other payments under this Agreement shall be paid without giving effect to any withholding or deduction of any tax or similar governmental assessment. If Silver Standard is required by law to deduct or withhold any amounts with respect to any such tax or assessment or if any such tax or assessment is required to be paid by the Underwriters or any of their affiliates as a result or arising out of this Agreement, Silver Standard shall pay the Underwriters such additional amounts as shall be required so that the net amount received by the Underwriters from Silver Standard after such deduction, withholding or payment shall equal the amounts otherwise payable to the Underwriters under this Agreement (provided that, for greater certainty, Silver Standard shall have no obligations in respect of any income or other similar taxes of the Underwriters). If any Goods and Services Tax, Harmonized Sales Tax, and/or provincial sales taxes or other similar tax is payable with respect to the fees paid or payable to the Underwriters under this engagement, the Underwriters will add the amount of such tax to its invoice and Silver Standard shall pay the Underwriters such tax.

11.	Delivery of Purchase Price, Underwriting Fee and Certificates

The purchase and sale of the Purchased Units and, if applicable, the Additional Units and/or Additional Shares and/or Additional Warrants shall be completed at the Closing Time and the Option Closing Time, as the case may be, at the offices of Fasken Martineau DuMoulin LLP, 2900 – 550 Burrard Street, Vancouver, British Columbia, or at such other place as the Underwriters, Pretivm and Silver Standard may agree upon.

At the Closing Time or the Option Closing Time, as the case may be, the following certificates shall be duly and validly delivered to the Underwriters, global certificates representing the Purchased Shares and Purchased Warrants comprising the Purchased Units or the Additional Shares and Additional Warrants issuable upon the exercise of the Over-Allotment Option, as the case may be, registered in the name of CDS & Co. or in such other nominee name or names for CDS as the Lead Underwriters may notify Pretivm in writing not less than 24 hours prior to the Closing Time or the Option Closing Time, as the case may be, and individual certificates for certain Substituted Purchasers, against payment by the Underwriters, as directed by Silver Standard, of the Purchase Price for the Purchased Units or the Additional Units (and/or Additional Shares and/or Additional Warrants), as the case may be, by wire transfer, in each case together with a receipt signed by the Lead Underwriters for such definitive global certificates and for receipt of the Underwriting Fee.

In order to facilitate an efficient and timely closing at the Closing Time and the Option Closing Time, the Underwriters may choose to initiate a wire transfer of funds to Silver Standard or its counsel representing the Purchase Price for the Purchased Units or the Additional Units (and/or Additional Shares and/or Additional Warrants), as the case may be, prior to the Closing Time or the Option Closing Time, as the case may be. If the Underwriters do so, Silver Standard agrees that such transfer of funds to Silver Standard prior to the Closing Time or the Option Closing Time does not constitute a waiver by the Underwriters of any of the conditions of the Closing or the Option Closing set out in this Agreement. Furthermore, Silver Standard agrees that any such funds received from the Underwriters prior to the Closing Time or the Option Closing Time, as the case may be, will be held in trust solely for the benefit of the Underwriters until the Closing Time or the Option Closing Time, as the case may be, and if the Closing or the Option Closing, as the case may be, does not occur at the scheduled Closing Time or the Option Closing Time, as the case may be, such funds shall be immediately returned by wire transfer to the Lead Underwriters, on behalf of the Underwriters, without interest. Upon the satisfaction of the conditions of the Closing or the Option Closing, as the case may be, and the delivery to the Underwriters of the items set out in section 12, the funds held in trust for the Underwriters shall be deemed to be delivered by the Underwriters to Silver Standard in satisfaction of the obligation of the Underwriters under this section 11 and upon such delivery the trust constituted by this section 11 shall be terminated without further formality.

12.	Closing Conditions

The Underwriters’ obligation to purchase the Purchased Units at the Closing Time shall be subject to the accuracy of the representations and warranties of each of Pretivm and Silver Standard contained in this Agreement as of the date of this Agreement and as of the Closing Date, the performance by each of Pretivm and Silver Standard of their respective obligations under this Agreement and the following conditions:

(a)	Delivery of Opinions

(i)

The Underwriters shall have received at the Closing Time a favourable legal opinion dated the Closing Date, in form and substance satisfactory to the Underwriters, from Canadian counsel to Pretivm, addressed to the Underwriters and their counsel, as to the laws of Canada and the Qualifying Provinces, which counsel in turn may rely upon the opinions of local counsel where they deem such reliance proper as to the laws other than those of Canada and British Columbia, Alberta and Ontario and as to matters of fact, on certificates of the auditors of Pretivm, the Transfer Agent, government officials, public and stock exchange officials and officers of Pretivm and Pretivm Exploration, with respect to the following matters, assuming completion of the Closing:

(A)	as to the valid existence of each of Pretivm and Pretivm Exploration under the laws of their respective jurisdiction of organization or incorporation, as applicable;

(B)	as to the authorized and issued capital of each of Pretivm and Pretivm Exploration;

(C)	that Pretivm is the registered owner of all of the issued and outstanding common shares or other securities of Pretivm Exploration;

(D)

that each of Pretivm and Pretivm Exploration has all requisite corporate power, capacity and authority including under the laws of its respective jurisdiction of incorporation or organization, as applicable, and each is qualified to:

	(I)	carry on its businesses as presently carried on (as applicable);

	(II)	own its property;

	(III)	in the case of Pretivm, issue the Warrants; and

	(IV)	in the case of Pretivm solely, enter into each of the Related Agreements to which it is a party, and to carry out the transactions contemplated thereby;

(E)

that all necessary action has been taken by Pretivm to authorize, as applicable: (I) the execution and delivery of each of the Preliminary Prospectus and the Final Prospectus and, if applicable, any Prospectus Amendments, (II) the filing of each of the Preliminary Prospectus and the Final Prospectus and, if applicable, any Prospectus Amendments under the Canadian Securities Laws in each of the Qualifying Provinces, and (III) the execution and delivery of each of the Related Agreements to which it is a party and the performance of its obligations thereunder;

(F)	that the Shares have been duly authorized and are validly issued and outstanding as fully paid and non-assessable shares;

(G)	the Warrants have been validly created and issued by Pretivm;

(H)	the Silver Standard Underlying Shares have been duly authorized and are validly issued and outstanding as fully paid and non- assessable shares;

(I)

the Pretivm Underlying Shares have been duly allotted and authorized for issuance and will, if issued upon due exercise of the Warrants in accordance with the terms of the Warrant Indenture, be issued as fully paid and non-assessable shares;

(J)

that the description of the attributes of the Units, the Shares, the Warrants and the preferred shares in the Prospectus are, in all material respects, a true, complete and accurate description of the rights, privileges, restrictions and conditions attaching to such securities;

(K)	that Pretivm is a “reporting issuer” or the equivalent thereof in each Qualifying Province where such concept exists;

(L)

that the execution and delivery by the Company of each of the Related Agreements to which it is a party, the fulfilment of the terms and the performance of its obligations thereunder, and consummation of the transactions contemplated thereby do not and will not result in a breach (whether after notice or lapse of time or both) of any statute, law, by law, regulation, or decree, judgement or order of which counsel is aware, or the terms of any of the constating documents of Pretivm or any resolutions of directors or shareholders of Pretivm or any other Related Agreement;

(M)

that each of the Related Agreements to which the Company is a party has been duly authorized and executed by Pretivm and constitutes a legal, valid and binding obligation of Pretivm and is enforceable against Pretivm in accordance with its terms, subject to customary enforceability qualifications;

(N)

that the form and terms of the certificates representing the Shares, the Silver Standard Underlying Shares and meet all legal requirements under the rules of TSX (if any) and have been duly approved by Pretivm;

(O)	that the form and terms of the certificates representing the Warrants and meet all requirements under the Warrant Indenture and have been duly approved by Pretivm;

(P)

that Computershare Investor Services Inc. at its principal office in the city of Vancouver and Toronto has been duly appointed as the transfer agent and registrar for the Shares and the Warrants of Pretivm, which appointment has not been revoked and amended;

(Q)

that all necessary documents have been filed, all requisite proceedings have been taken and all other legal requirements have been fulfilled by Pretivm under the securities laws of each of the Qualifying Provinces in order to qualify the distribution of the Units to the public in each of the Qualifying Provinces through investment dealers or brokers registered under the applicable securities laws of the Qualifying Provinces who have complied with the relevant provisions of such applicable securities laws;

(R)

the delivery of the Pretivm Underlying Shares to be issued or the Silver Standard Underlying Shares to be delivered upon exercise of the Warrants is exempt from, or is not subject to, the prospectus and registration requirements of the securities laws of the Qualifying Provinces and no prospectus or other documents are required to be filed, proceedings taken, or approvals, permits, consents or authorizations obtained by Pretivm under the securities laws of the Qualifying Provinces in respect of such distribution;

(S)

the first trade in, or resale of, the Pretivm Underlying Shares to be issued or the Silver Standard Underlying Shares to be delivered upon exercise of the Warrants is exempt from, or is not subject to, the prospectus requirements of the securities laws of the Qualifying Provinces and no prospectus or other documents are required to be filed, proceedings taken, or approvals, permits, consents or authorizations obtained under such securities laws in respect of such trade;

	(T)	the Shares are listed on the TSX and the Warrants have been conditionally approved for listing on the TSX subject to the filing of documents in accordance with the requirements of the TSX;

(U)

that, subject to the assumptions, qualifications, limitations and restrictions set out therein, the statements under the heading in the Prospectus “Eligibility for Investment” are accurate in all material respects;

(V)

that the form and terms of the certificates representing the common shares of Pretivm have been duly approved by Pretivm and comply with the provisions of the notice of articles and articles of Pretivm and the requirements of the BCBCA; and

	(W)	as to all other legal matters reasonably requested by counsel to the Underwriters relating to the distribution of the Units.

(ii)

The Underwriters shall have received at the Closing Time a favourable legal opinion dated the Closing Date, in form and substance satisfactory to the Underwriters, from Canadian counsel to Silver Standard, addressed to the Underwriters and their counsel, as to the laws of Canada and British Columbia with respect to the following matters, assuming completion of the Closing:

	(A)	as to the valid existence of Silver Standard under the laws of its jurisdiction of organization or incorporation;

(B)

that all necessary action has been taken by Silver Standard to authorize, as applicable: (I) the execution and delivery of the Final Prospectus and, if applicable, any Prospectus Amendments, (II) the filing of each of the Preliminary Prospectus and the Final Prospectus and, if applicable, any Prospectus Amendments under the Canadian Securities Laws in each of the Qualifying Provinces, and (III) the execution and delivery of each of the Related Agreements to which it is a party and the performance of its obligations thereunder;

(C)

that the description of the attributes of the Units, the Shares and the Warrants in the Prospectus is, in all material respects, a true, complete and accurate description of the rights, privileges, restrictions and conditions attaching to such securities;

(D)

that the execution and delivery by Silver Standard of each of the Related Agreements to which it is a party, the fulfilment of the terms and the performance of its obligations thereunder, and consummation of the transactions contemplated thereby do not and will not result in a breach (whether after notice or lapse of time or both) of any statute, law, by law, regulation, or decree, judgement or order of which counsel is aware, or the terms of any of the constating documents of Silver Standard or any other Related Agreement to which Silver Standard is a party;

(E)

that each of the Related Agreements to which Silver Standard is a party has been duly authorized and executed by Silver Standard and constitutes a legal, valid and binding obligation of Silver Standard and is enforceable against Silver Standard in accordance with its terms, subject to customary enforceability qualifications;

(F)

other than documents filed, proceedings taken and other legal requirements fulfilled by Pretivm as contemplated by section 12(a)(i)(Q), no documents are required to be filed, proceedings taken or other legal requirements fulfilled by Silver Standard under the securities laws of each of the Qualifying Provinces in order to qualify the distribution of the Shares to the public in the Qualifying Provinces through investment dealers or brokers registered under the applicable securities laws in the Qualifying Provinces who have complied with the relevant securities provisions of such applicable securities laws; and

	(G)	as to all other legal matters reasonably requested by counsel to the Underwriters relating to the distribution of the Units.

(iii)

If any of the Units are distributed in the United States, the Underwriters shall have received at the Closing Time a legal opinion, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and their counsel, from U.S. counsel to Pretivm to the effect that no registration of the Units is required under the 1933 Act in connection with the offer and sale of the Units under this Agreement, provided that in each case the offer and sale in the United States is made in accordance with Schedule A hereto and all other offers and sales of Shares are made in accordance with the provisions of this Agreement.

(iv)

The Underwriters shall have received at the Closing Time a legal opinion in form and substance satisfactory to the Underwriters, from Underwriters’ counsel, with respect to all such matters as the Underwriters may reasonably request relating to the distribution of the Units, the Shares and the Warrants, it being understood that Underwriters’ Counsel may rely, to the extent appropriate in the circumstances, on certificates of officers of Pretivm with respect to factual matters not independently established.

(b)	Delivery of Comfort Letters

The Underwriters shall have received at the Closing Time a letter dated the Closing Date, in form and substance satisfactory to the Underwriters, addressed to the Underwriters from PWC, confirming the continued accuracy of the comfort letter to be delivered to the Underwriters pursuant to section 4(a)(iv) with such changes as may be necessary to bring the information in such letter forward to a date not more than two Business Days prior to the Closing Date, which changes shall be acceptable to the Underwriters.

(c)	Delivery of Certificates

(i)

The Underwriters shall have received at the Closing Time a certificate dated the Closing Date, addressed to the Underwriters and counsel to the Underwriters and signed by the President and Chief Executive Officer and the Chief Financial Officer of Pretivm or other officers of Pretivm acceptable to the Underwriters, with respect to the constating documents of Pretivm, all resolutions of Directors relating to this Agreement, the Prospectus and Related Agreements to which Pretivm is a party, the incumbency and specimen signatures of signing officers of Pretivm and such other matters as the Underwriters may reasonably request.

(ii)

The Underwriters shall have received at the Closing Time a certificate of Pretivm dated the Closing Date, addressed to the Underwriters and counsel to the Underwriters and signed on behalf of Pretivm by the President and Chief Executive Officer and the Chief Financial Officer of Pretivm or other officers of Pretivm acceptable to the Underwriters, certifying for and on behalf of Pretivm, after having made due inquiry and after having carefully examined the Prospectus and any Prospectus Amendments, that:

(A)

since the respective dates as of which information is given in the Final Prospectus, as amended by any Prospectus Amendments, that (A) there has been no material change (actual, anticipated, contemplated or threatened, whether financial or otherwise) in the business, affairs, liabilities (absolute, accrued, contingent or otherwise), capital, operations, financial condition, properties, prospects or assets of Pretivm or Pretivm Exploration, and (B) no transaction has been entered into by any of Pretivm which is material to Pretivm, other than as disclosed in the Final Prospectus or the Prospectus Amendments, as the case may be;

(B)

no order, ruling or determination having the effect of suspending the sale or ceasing the trading of the Units, or any other securities of Pretivm has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, after due inquiry, contemplated or threatened under any of the Canadian Securities Laws or by any other regulatory authority;

	(C)	Pretivm has complied with the terms and conditions of this Agreement on its part to be complied with up to and as of the Closing Time;

(D)

the representations and warranties of Pretivm contained in this Agreement and in any certificate or other document delivered pursuant to or in connection with this Agreement are true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated by this Agreement;

	(E)	none of the Related Agreements have been amended (and no amendments are contemplated) and no conditions therein have been waived or are unsatisfied by any of the parties thereto; and

	(F)	such other matters as the Underwriters may reasonably request.

(iii)

The Underwriters shall have received at the Closing Time a certificate of Silver Standard dated the Closing Date, addressed to the Underwriters and counsel to the Underwriters and signed on behalf of Silver Standard by the President and Chief Executive Officer and the Chief Financial Officer of Silver Standard or other officers of Silver Standard acceptable to the Underwriters, certifying for and on behalf of Silver Standard, after having made due inquiry and after having carefully examined the Prospectus and any Prospectus Amendments, that:

(A)	Silver Standard has complied with the terms and conditions of this Agreement on its part to be complied with up to and as of the Closing Time; and

(B)

the representations and warranties of Silver Standard contained in this Agreement and in any certificate or other document delivered pursuant to or in connection with this Agreement are true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated by this Agreement.

(d)	Listing Approval

The Warrants will have been approved for listing and posted for trading on the TSX prior to issuance, subject only to the filing of documents in accordance with the requirements of the TSX.

(e)	Necessary Actions Taken

All actions required to be taken by or on behalf of Pretivm, including, without limitation, the passing of all requisite resolutions of the Directors and the shareholders of Pretivm and resolutions of the directors and shareholders of Pretivm Exploration, and all requisite filings with any securities regulatory authority will have occurred at or prior to the Closing Time so as to validly authorize the execution and filing of the Prospectus and any Prospectus Amendment and to create, issue and/or deliver the Units having the attributes contemplated by the Prospectus.

(f)	Receipt of Additional Documents

The Underwriters will have received such other certificates, opinions, agreements, materials or documents as they may reasonably request.

(g)	Underwriters’ Obligation to Purchase of Additional Units

The Underwriters’ obligation to purchase the Additional Units at the Option Closing Time shall be subject to:

(i)

the accuracy of the representations and warranties of each of Pretivm and Silver Standard contained in this Agreement as of the Option Closing Date and the delivery of certificates dated the Option Closing Date substantially similar to the certificates referred to in section 12(c);

(ii)	the performance by each of Pretivm and Silver Standard of their respective obligations under this Agreement; and

(iii)

the delivery by Pretivm or their professional advisors of such opinions, comfort letters and other certificates consistent with those delivered on the Closing Date, as the Underwriters may reasonably require in respect of the issuance and sale by Pretivm of the Additional Units.

13.	Rights of Termination

(a)

It is understood that the Underwriters may at their sole discretion waive, in whole or in part, or extend the time for compliance with, any of the terms and conditions of this Agreement without prejudice to their rights in respect of any other of such terms and conditions or any other subsequent breach or non-compliance; provided, however, that to be binding on the Underwriters any such waiver or extension must be in writing and signed by all of the Underwriters. No act of the Underwriters in offering the Units or in preparing or joining in the execution of the Prospectus or any Prospectus Amendment shall constitute a waiver or estoppel against the Underwriters.

(b)

In addition to any other remedies which may be available to the Underwriters in respect of any default, act or failure to act, or non-compliance with the terms of this Agreement by Pretivm or Silver Standard, any Underwriter shall be entitled, at its option, to terminate and cancel, without any liability on such Underwriter’s part, such Underwriter’s obligations under this Agreement, to purchase the Purchased Units or the Additional Units, by giving written notice to Pretivm and Silver Standard at any time at or prior to the Closing Time or the Option Closing Time, as the case may be:

(i)

if, (A) any inquiry, investigation or other proceeding (whether formal or informal) is commenced, announced or threatened, or any order or ruling is issued by any exchange or market, or any other regulatory or governmental authority (other than an inquiry, investigation or other proceeding based solely on the activities of the Underwriters in connection with the Offering), or (B) if any law or regulation under or pursuant to any statute is promulgated or changed which moratorium, inquiry, investigation, proceeding, order, ruling, law or regulation, in the opinion of such Underwriter, operates to prevent or materially restrict the distribution of the Units, Shares or Warrants or the trading of the common shares of Pretivm or the Warrants, or which, in the opinion of such Underwriter, would reasonably be expected to have a Material Adverse Effect on Pretivm, including as to the market price or value of its common shares or Warrants, or which, in the opinion of such Underwriter, would reasonably be expected to materially impair Silver Standard’s ability to perform the obligations contemplated in this Agreement or materially affect or impair the consummation of the transactions contemplated in the Related Agreements.

(ii)

if, in the opinion of such Underwriter, there occurs or is discovered a material change or a change in any material fact or a new material fact arises that would reasonably be expected to have a Material Adverse Effect on Pretivm, including as to the market price or value of its common shares, the Shares or the Warrants, or result in the purchasers of a material number of Units exercising their right under applicable legislation to withdraw from their purchase of, Units, or would reasonably be expected to materially impair Silver Standard’s ability to perform the obligations contemplated in this Agreement or materially affect or impair the consummation of the transactions contemplated in the Related Agreements.

(iii)

if there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence, including without limiting the generality of the foregoing, any military conflict, civil insurrection, or any terrorist action (whether or not in connection with such conflict or insurrection), or any law or regulation which, in the opinion of such Underwriter, materially adversely affects or involves, or will materially adversely affect or involve, the Canadian or U.S. financial markets and/or prevent or materially restrict the trading of the common shares of Pretium or the Warrants or the distribution of the Units, Shares or Warrants or may result in a Material Adverse Effect on Pretivm or which could materially impair Silver Standard’s ability to perform the obligations contemplated in this Agreement or materially affect or impair the consummation of the transactions contemplated in the Related Agreements; or

(iv)	if the state of the financial markets is such that in the opinion of such Underwriter, it would be unprofitable to offer or continue to offer the Units for sale; or

(v)

if either of Pretivm or Silver Standard is in material breach of any term, condition or covenant of this Underwriting Agreement, or any representation or warranty given by Pretivm or Silver Standard in this Underwriting Agreement becomes, is discovered to be or is materially false, and such material breach or such materially false representation is (i) in the opinion of any Underwriter not capable of being cured prior to the Closing Time or Option Closing Time, as the case may be, (ii) would result in the failure of any condition precedent set out in section 12 hereof, or (iii) has not been rectified to the satisfaction of any Underwriter within 48 hours of when such Underwriter provides notice to Pretivm or Silver Standard, as the case may be, of the same; or

(vi)

any order to cease trading in securities of Pretivm is made or threatened by a Canadian Securities Regulator or is made or threatened against Silver Standard in respect of the common shares of Pretivm held by it.

(c)

In the event of any termination pursuant to section 13(b), there shall be no further liability on the part of the terminating Underwriter to Pretivm or Silver Standard or on the part of Pretivm or Silver Standard to the terminating Underwriter, including in all cases in respect of any Units, Shares and Warrants, except in respect of any liability which may have arisen prior to or arise after such termination under sections 14, 15 and 17. A notice of termination given by an Underwriter under section 13(b), shall not be binding upon any other Underwriter.

14.	Indemnity

(a)	Rights of Indemnity by Pretivm

Pretivm agrees to indemnify and save harmless each of the Underwriters and each of their affiliates and each of their respective directors, officers, employees, partners, agents, advisors and shareholders (collectively, the “Indemnified Parties” and, individually, an “Indemnified Party”) from and against any and all losses (except losses of profit), expenses, claims, actions, suits, proceedings damages and liabilities, joint or several, including the aggregate amount paid in settlement of any actions, suits, proceedings, investigations, inquiries or claims and the reasonable fees and expenses of their counsel that may be incurred in advising with respect to and/or defending any action, suit, proceeding, investigation, inquiry or claim that may be made or threatened against any Indemnified Party or in enforcing this indemnity to which any Indemnified Party may become subject or otherwise involved, in any capacity (collectively, “Claims” and each, individually, a “Claim”), insofar as the Claims relate to, are caused by, result from, arise out of or are based upon, directly or indirectly:

(i)

any information or statement (except any statement relating solely to the Underwriters which has been provided by the Underwriters in writing specifically for use in the Prospectus or any Prospectus Amendment) contained in the Prospectus or any Prospectus Amendment or in any certificate of Pretivm delivered pursuant to this Agreement which contains or is alleged to contain a misrepresentation;

(ii)

any omission or alleged omission to state in the Prospectus, any Prospectus Amendment or any certificate of Pretivm delivered pursuant to this Agreement any material fact (except any fact relating solely to the Underwriters) required to be stated in such document or necessary to make any statement in such document not misleading in light of the circumstances under which it was made;

(iii)

any order made or inquiry, investigation or proceedings commenced or threatened by any securities commission or other competent authority based upon any untrue statement or omission or alleged untrue statement or alleged omission or any misrepresentation or alleged misrepresentation (except a statement which has been provided by the Underwriters in writing specifically for use in the Prospectus or any Prospectus Amendment or omission relating solely to the Underwriters or alleged untrue statement which has been provided by the Underwriters in writing specifically for use in the Prospectus or any Prospectus Amendment or alleged omission relating solely to the Underwriters) contained in the Prospectus or any Prospectus Amendments or based upon any failure to comply with Canadian Securities Laws (other than any failure or alleged failure to comply by the Underwriters), preventing or restricting the trading in or the sale or distribution of the Units in any of the Qualifying Provinces;

(iv)

the non-compliance or alleged non-compliance by Pretivm with any of the Canadian Securities Laws or the 1933 Act, including Pretivm’s non- compliance with any statutory requirement to make any document available for inspection; or

	(v)	any breach by Pretivm of its representations, warranties, covenants or obligations to be complied with under this Agreement.

(b)	Rights of Indemnity by Silver Standard

Silver Standard (together with Pretivm, the “Indemnifiers”) agrees to indemnify and save harmless each of the Indemnified Parties from and against any and all Claims, insofar as the Claims relate to, are caused by, result from, arise out of or are based upon, directly or indirectly:

(i)

any information or statement contained in the Prospectus or any Prospectus Amendment or in any certificate of Silver Standard delivered pursuant to this Agreement relating to the Silver Standard Matters which contains or is alleged to contain a misrepresentation;

(ii)

any omission or alleged omission to state in any certificate of Silver Standard delivered pursuant to this Agreement of any material fact relating to the Silver Standard Matters that is required to be stated in such document or necessary to make any statement in such document not misleading in light of the circumstances under which it was made;

(iii)

any order made or inquiry, investigation or proceedings commenced or threatened by any securities commission or other competent authority based upon any untrue statement or omission or alleged untrue statement or alleged omission or any misrepresentation or alleged misrepresentation (except a statement which has been provided by the Underwriters in writing specifically for use in the Prospectus or any Prospectus Amendment or omission relating solely to the Underwriters or alleged untrue statement which has been provided by the Underwriters in writing specifically for use in the Prospectus or any Prospectus Amendment or alleged omission relating solely to the Underwriters) contained in the Prospectus or any Prospectus Amendments and relating to the Silver Standard Matters or based upon any failure by Silver Standard to comply with Canadian Securities Laws (other than any failure or alleged failure to comply by the Underwriters), preventing or restricting the trading in or the sale or distribution of the Units in any of the Qualifying Provinces;

(iv)

the non-compliance or alleged non-compliance by Silver Standard with any of the Canadian Securities Laws or the 1933 Act, including Silver Standard’s non-compliance with any statutory requirement to make any document available for inspection; or

(v)	any breach by Silver Standard of its representations, warranties, covenants or obligations to be complied with under this Agreement.

(c)	No Indemnity

If and to the extent that a court of competent jurisdiction in a final non-appealable judgment from which no appeal can be made or a governmental authority in a final ruling from which no appeal can be made determines that a Claim resulted from the criminal fraud, gross negligence or wilful misconduct of the Indemnified Party claiming indemnity in connection with its obligations under this Agreement, such Indemnified Party shall promptly reimburse to the Indemnifiers any funds advanced to such Indemnified Party in respect of such Claim and thereafter the indemnity provided for in section 14 shall cease to apply to such Indemnified Party in respect of such Claim. For greater certainty, the parties agree that they do not intend that any failure by the Underwriters to conduct such reasonable investigation as necessary to provide the Underwriters with reasonable grounds for believing the Prospectus and any Prospectus Amendment contained no misrepresentation shall constitute “criminal fraud”, “gross negligence” or “wilful misconduct” for purposes of section 14.

(d)	Notification of Claims

If any Claim is asserted against any Indemnified Party in respect of which indemnification is or might reasonably be considered to be provided, such Indemnified Party will promptly after the date of the receipt by the Indemnified Party of notice of, or of the Indemnified Party otherwise becoming aware of, any such Claim (whether such Claim is asserted or indemnification might be reasonably be considered to be provided) notify the Indemnifiers of the nature of such Claim (the omission to so notify the Indemnifiers of any potential Claim shall not relieve any Indemnifier from any liability which it may have to any Indemnified Party and any omission to so notify the Indemnifiers of any actual Claim shall affect the Indemnifiers’ liability only to the extent that the Indemnifiers are prejudiced by that failure). The Indemnifiers shall assume the defence of any suit brought to enforce such Claim provided, however, that:

(i)	the defence shall be conducted through legal counsel reasonably acceptable to the Indemnified Party, and

(ii)

no settlement of any such Claim or admission of liability may be made by the Indemnifiers without the prior written consent (such consent not to be unreasonably withheld or delayed) of the Indemnified Party, acting reasonably, unless such settlement includes an unconditional release of each of the Indemnified Parties from all liability arising out of such action or claim and does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of any Indemnified Party.

The Indemnified Party and the Indemnifiers shall each cooperate fully with the other in the defence of any Claim pursuant to which indemnification is provided hereunder. Without limiting the generality of the foregoing, each such person shall furnish to the other person (at the expense of the Indemnifiers) such documentary or other evidence as is then in its possession as may reasonably be requested by the other person for the purpose of defending against any such Claim.

(e)	Right of Indemnity in Favour of Others

The Indemnifiers acknowledge and agree that the Underwriters are contracting on their own behalf and as agents for their respective affiliates, directors, officers, employees, partners, agents, advisors and shareholders and accordingly hereby constitute the Underwriters as trustees for any other Indemnified Party for the covenants of the Indemnifiers contained in this section 14 and the Underwriters agree to accept such trust and to hold such covenants on behalf of such persons.

(f)	Retaining Counsel

In any such Claim, the Indemnified Party shall have the right to retain other counsel to act on his or its behalf, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless: (i) the applicable Indemnifier and the Indemnified Party shall have mutually agreed to the retention of the other counsel; (ii) the named parties to any such Claim (including any added third or impleaded party) include both the Indemnified Party and an Indemnifier and the representation of both parties by the same counsel would be inappropriate due to the actual or potential differing interests between them; or (iii) the applicable Indemnifier shall not have retained counsel within seven (7) Business Days following receipt by such Indemnifier of notice of any such Claim from the Indemnified Party.

15.	Contribution

	(a)	Rights of Contribution

In order to provide for a just and equitable contribution in circumstances in which the indemnity provided in section 14 would otherwise be available in accordance with its terms but is, for any reason, held to be unavailable to or unenforceable by the Underwriters or enforceable otherwise than in accordance with its terms, Pretivm, Silver Standard and the Underwriters, severally and not jointly, shall contribute to the aggregate of all claims, expenses, costs and liabilities and all losses of a nature contemplated by section 14 in such proportions as is appropriate to reflect: (i) as among Pretivm, Silver Standard and the Underwriters, the relative fault of Pretivm, Silver Standard and the Underwriters; and (ii) as among Silver Standard, Pretivm and the Underwriters the cash proceeds ultimately received by Silver Standard or Pretivm from this Agreement and the Related Agreements and the Underwriting Fee received by the Underwriters pursuant to this Agreement. Relative fault shall be determined by reference to, among other things, the intent of such parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Pretivm, Silver Standard and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this section 15(a), (A) the Underwriters shall not in any event be liable to contribute, in the aggregate, any amounts in excess of the aggregate Underwriting Fee or any portion of the Underwriting Fee actually received by each of them; and (B) no party who has been determined by a court of competent jurisdiction, in a final non-appealable judgment from which no appeal can be made or a governmental authority in a final ruling from which no appeal can be made, to have engaged in any criminal fraud, gross negligence, fraudulent misrepresentation, wilful misconduct, reckless disregard or intentional fault in connection with its obligations under this Agreement shall be entitled to claim contribution from any person who has not also been determined by a court of competent jurisdiction, in a final non-appealable judgment from which no appeal can be made or a governmental authority in a final ruling from which no appeal can be made, to have engaged in such criminal fraud, gross negligence, fraudulent misrepresentation, wilful misconduct, reckless disregard or intentional fault. For greater certainty, the parties agree that they do not intend that any failure by the Underwriters to conduct such reasonable investigation as necessary to provide the Underwriters with reasonable grounds for believing the Prospectus and any Prospectus Amendment contained no misrepresentation shall constitute “criminal fraud”, “gross negligence”, “fraudulent misrepresentation”, “wilful misconduct”, “reckless disregard” or “intentional fault” for purposes of section 15.

(b)	Rights of Contribution in Addition to Other Rights

The rights to contribution provided in this section 15 shall be in addition to and not in derogation of any other right to contribution which the Underwriters may have by statute or otherwise at law.

(c)	Calculation of Contribution

In the event that an Indemnifier may be held to be entitled to contribution from the Underwriters under the provisions of any statute or at law, the Indemnifier shall be limited to contribution in an amount not exceeding the lesser of:

(i)	the portion of the full amount of the loss or liability giving rise to such contribution for which the Underwriters are responsible, as determined in section 15(a), and

(ii)

the amount of the Underwriting Fee actually received by the Underwriters under this Agreement, and an Underwriter shall in no event be liable to contribute any amount in excess of such Underwriter’s portion of the Underwriting Fee actually received under this Agreement.

(d)	Notice

If the Underwriters have reason to believe that a claim for contribution may arise, they shall give the Indemnifier notice of such claim in writing, as soon as reasonably possible, but failure to notify the Indemnifier shall not relieve the Indemnifier of any obligation which he or it may have to the Underwriters under this section.

(e)	Right of Contribution in Favour of Others

The Indemnifiers acknowledge and agree that the Underwriters are contracting on their own behalf and as agents for their respective affiliates, directors, officers, employees, partners, agents, advisors and shareholders.

16.	Severability

If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

17.	Expenses

Silver Standard will be responsible for all expenses relating to the issue, sale and delivery of the Units and all expenses of or incidental to all other matters in connection with the transaction set out in this Agreement, including the fees, taxes and disbursements of the legal counsel, auditors, roadshow consultants, printers and other consultants and service providers retained by Pretivm or Silver Standard. In addition, Silver Standard will reimburse the Underwriters for all reasonable out-of-pocket expenses incurred by the Underwriters in connection with the transactions contemplated by this Agreement, including, but not limited to, the fees, taxes and disbursements of Underwriters’ legal counsel, advertising, printing, courier, telecommunications, data searches, travel, any other expenses and the fees, taxes and disbursements of experts retained by the Underwriters, together with any related Goods and Services Tax (“GST”) and provincial sales taxes or Harmonized Sales Tax (“HST”), as applicable, provided, however, that any individual expense greater than $10,000, excluding legal fees, shall be subject to Silver Standard’s written consent. Such reimbursements will be payable upon a request for payment thereof by the Lead Underwriters.

18.	Rights to Purchase

	(a)	Obligation of Underwriters to Purchase

The obligation of the Underwriters to purchase the Purchased Units or the Additional Units, as the case may be at the Closing Time or on the Option Closing Date, as the case may be, shall be several and not joint and shall be limited to the percentage of the Purchased Units or the Additional Units, as the case may be, set out opposite the name of the Underwriters respectively below:

CIBC World Markets Inc.	25%
Citigroup Global Markets Canada Inc.	22%
UBS Securities Canada Inc.	22%
BMO Nesbitt Burns Inc.	10%
Dahlman Rose & Company, LLC	7%
GMP Securities L.P.	7%
Credit Suisse Securities (Canada), Inc.	5%
Salman Partners Inc.	2%

Subject to section 18(c), in the event that any of the Underwriters shall fail to purchase its applicable percentage of the Purchased Units or the Additional Units, as the case may be, at the Closing Time or on the Option Closing Date, as the case may be, the others shall be obligated, severally (not jointly), to purchase on a pro rata basis all of the percentage of the Purchased Units or the Additional Units, as the case may be, that would otherwise have been purchased by the defaulting Underwriter(s); provided, however, that in the event that the percentage of the total number of Purchased Units or Additional Units, as the case may be, which the defaulting Underwriter(s) has failed to purchase exceeds 10% of the total number of Purchased Units or Additional Units, as the case may be, which the Underwriters have agreed to purchase, the other Underwriters shall have the right, but shall not be obligated, to purchase on a pro rata basis all of the percentage of the total number of Purchased Units or Additional Units, as the case may be, that would otherwise have been purchased by the defaulting Underwriter(s). In the event that such right is not exercised, then Pretivm and Silver Standard shall have the right to terminate their respective obligations hereunder without liability except as set out below and the other Underwriters which are not in default shall be relieved of all obligations to Pretivm and Silver Standard in respect of the defaulting Underwriter’s Units. Nothing in this section 18(a) shall oblige Pretivm or Silver Standard to sell to the Underwriters less than all of the Purchased Units or the Additional Units, as the case may be, or relieve from liability to Pretivm or Silver Standard any Underwriter which shall be so in default. In the event of a termination by Pretivm or Silver Standard of their respective obligations under this Agreement pursuant to this section 18, there shall be no further liability on the part of Pretivm or Silver Standard to the Underwriters except in respect of any liability which may have arisen or may arise under sections 14, 15 and 17.

(b)	Purchases by Other Underwriters

If the amount of the Purchased Units or the Additional Units, as the case may be, which the remaining Underwriters wish to purchase pursuant to section 18(a) exceeds the amount of the Purchased Units or the Additional Units, as the case may be, which would otherwise have been purchased by an Underwriter which is in default, such Purchased Units or the Additional Units, as the case may be, shall be divided pro rata among the Underwriters desiring to purchase such Purchased Units or the Additional Units, as the case may be, in proportion to the percentage of Purchased Units or the Additional Units, as the case may be, which such Underwriters have agreed to purchase as set out in section 18(a).

(c)	Rights to Purchase of Other Underwriters

In the event that one or more but not all of the Underwriters shall exercise their right of termination under section 13, the other Underwriters shall have the right, but shall not be obligated, to purchase all of the percentage of the Purchased Units or the Additional Units, as the case may be, which would otherwise have been purchased by such Underwriters which have so exercised their right of termination. If the amount of such Purchased Units or the Additional Units, as the case may be, which the remaining Underwriters wish, but are not obliged, to purchase exceeds the amount of such Purchased Units or the Additional Units, as the case may be, which remain available for purchase, such Purchased Units or the Additional Units, as the case may be, shall be divided pro rata among the Underwriters desiring to purchase such Purchased Units or the Additional Units, as the case may be, in proportion to the percentage of Purchased Units or the Additional Units, as the case may be, which such Underwriters have agreed to purchase as set out in section 18(a).

19.	Stabilization

In connection with the distribution of the Units, the Underwriters and members of their selling group (if any) may over allot or effect transactions which stabilize or maintain the market price of the Units at levels other than those which might otherwise prevail in the open market or engage in such other activities as are set out under the heading “Price Stabilization, Short Positions and Passive Market Making” in the Prospectus, in compliance with applicable securities laws and the rules and regulations of applicable stock exchanges and regulators. Those stabilizing transactions, if any, may be discontinued at any time at the sole discretion of the Underwriters.

20.	Time

Time is of the essence in the performance of the parties’ respective obligations under this Agreement and the mere lapse of time shall have the effects contemplated hereunder and by law.

21.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable in the Province of British Columbia. Any judicial proceeding brought against any of the parties to this Agreement with respect to any dispute arising out of this Agreement or any matter related hereto may be brought only in the courts of British Columbia, in the City of Vancouver, and by execution and delivery of this Agreement, each of the parties to this Agreement accepts for itself the exclusive jurisdiction in the aforesaid courts and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

22.	Notice

Unless otherwise expressly provided in this Agreement, any notice or other communication to be given under this Agreement (a “notice”) shall be in writing addressed as follows:

If to Pretivm, addressed and sent to:

Pretium Resources Inc.
570 Granville Street, Suite 1600
Vancouver, B.C.
V6C 3P1

Attention: Robert A. Quartermain
Facsimile: (604) 558-4784

with a copy to:

Fasken Martineau DuMoulin LLP
2900 – 550 Burrard Street
Vancouver, British Columbia
V6C 0A3

Attention: Josh Lewis
Facsimile: (604) 632-4853

If to Silver Standard, addressed and sent to:

Silver Standard Resources Inc.
1400 – 999 West Hastings Street
Vancouver, B.C.
V6C 2W2

Attention: John Smith
Facsimile: (604) 689-3847

with a copy to:

Lawson Lundell LLP
Cathedral Place
1600 – 925 West Georgia Street
Vancouver, BC
V6C 3L2

Attention: Jerry Schramm
Facsimile: (604) 694-2940

If to the Lead Underwriters, addressed and sent to:

CIBC World Markets Inc.
400 Burrard Street, 12th Floor
Vancouver, British Columbia
V6C 3A6

Attention: Sam Lee
Facsimile: (604) 891-6330

and

Citigroup Global Markets Canada Inc.
Citigroup Place
123 Front Street West, Suite 1100
Toronto, Ontario
M5J 2M3

Attention: David Spivak
Facsimile: (416) 947-5802

and

UBS Securities Canada Inc.
Brookfield Place
161 Bay Street
Suite 4100, P.O. Box 617
Toronto Ontario
M5J 2S1

Attention: E.T.N. Larkin
Facsimile: (416) 364-9296

with a copy to:

Blake, Cassels & Graydon LLP
Suite 2600, Three Bentall Centre
595 Burrard Street
Vancouver, British Columbia
V7X 1L3

Attention: Bob Wooder
Facsimile: (604) 631-3309

or to such other address as any of the parties may designate by giving notice to the others in accordance with this section 22.

Each notice shall be personally delivered to the addressee or sent by fax to the addressee and:

(i)

a notice which is personally delivered shall, if delivered on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and

(ii)	a notice which is sent by fax shall be deemed to be given and received on the first Business Day following the day on which it is sent.

23.	Authority of Lead Underwriters

The Lead Underwriters are hereby authorized by each of the other Underwriters to act on its behalf and Pretivm and Silver Standard shall be entitled to and shall act on any notice given in accordance with section 22 or agreement entered into by or on behalf of the Underwriters by the Lead Underwriters, each which represents and warrants that it has irrevocable authority to bind the Underwriters, except in respect of any consent to a settlement pursuant to section 14 and section 15, which indemnification and contribution rights may be exercised by any of the Underwriters, a notice of termination pursuant to section 13 which notice may be given by any of the Underwriters, or any waiver pursuant to section 13(a), which waiver must be signed by all of the Underwriters. The Lead Underwriters shall consult where practical with the other Underwriters concerning any matter in respect of which they act as representative of the Underwriters.

24.	No Fiduciary Relationship

Each of Pretivm and Silver Standard hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Units contemplated hereby. Each of Pretivm and Silver Standard further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to Pretivm or Silver Standard, their respective management, shareholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of such purchase and sale of the Units, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to Pretivm or Silver Standard, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and each of Pretivm and Silver Standard hereby confirms its understanding and agreement to that effect. Pretivm and the Underwriters agree and Silver Standard and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to Pretivm or Silver Standard, as the case may be, regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Units, Shares or Warrants, do not constitute advice or recommendations to Pretivm or Silver Standard. Pretivm, Silver Standard and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of Pretivm or Silver Standard and no Underwriter has assumed, and no Underwriter will assume, any advisory responsibility in favour of Pretivm or Silver Standard with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising Pretivm or Silver Standard on other matters). Each of Pretivm and Silver Standard hereby waives and releases, to the fullest extent permitted by law, any claims that Pretivm or Silver Standard, as the case may be, may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to Pretivm or Silver Standard, as applicable, in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

25.	Enurement

This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors (including any successor by reason of amalgamation of any party).

26.	Counterparts

This Agreement may be executed by the parties to this Agreement in counterpart and may be executed and delivered by facsimile and all such counterparts and facsimiles shall together constitute one and the same agreement.

If the foregoing is in accordance with your understanding and is agreed to by you, please signify your acceptance by executing the enclosed copies of this letter where indicated below and returning the same to the Lead Underwriters upon which this letter as so accepted shall constitute an Agreement among us.

[signature page follows]

Yours very truly,

CIBC WORLD MARKETS	CITIGROUP GLOBAL	UBS SECURITIES
INC.	MARKETS CANADA INC.	CANADA INC.

By: (signed) “Sam Lee”	By: (signed) “David Spivak”	By: (signed) “E.T.N. Larkin”
Name: Sam Lee	Name: David Spivak	Name: E.T.N. Larkin
Title: Executive Director	Title: Managing Director	Title: Managing Director

By: (signed) “Rob Magwood”
Name: Rob Magwood
Title: Executive Director

BMO NESBITT BURNS INC.

By: (signed) “Manprit S. Dhillon”
Name: Manprit S. Dhillon
Title: Vice President

DAHLMAN ROSE &	GMP SECURITIES L.P.
COMPANY, LLC

By: (signed) “Robert Brinberg”	By: (signed) “Kevin Reid”
Name: Robert Brinberg	Name: Kevin Reid
Title: Chief Operating Officer	Title: Managing Director

CREDIT SUISSE
SECURITIES (CANADA),
INC.

By: (signed) “Steven A. Latimer”
Name: Steven A. Latimer
Title: Director

SALMAN PARTNERS INC.

By: (signed)“Terrance K. Salman”
Name: Terrance K. Salman
Title: President and Chief
Executive Officer

The foregoing offer is accepted and agreed to as of the date first above written.

PRETIUM RESOURCES INC.

By:	(signed) “Robert A. Quartermain”	By:	(signed) “Peter de Visser”
	Name: Robert A. Quartermain		Name: Peter de Visser
	Title: President and Chief Executive		Title: Chief Financial Officer
Officer

SILVER STANDARD RESOURCES INC.

By:	(signed) “W. John DeCooman, Jr.”
Name: W. John DeCooman, Jr.
Title: Vice President, Business Development

SCHEDULE A

U.S. Selling Restrictions

     As used in this Schedule A, the following terms have the following meanings:

     “Accredited Investor” means those “accredited investors” specified in Rule 501(a)(1), (2), (3), (4), (5), (6) and (7) of Regulation D;

     “Directed Selling Efforts” means directed selling efforts as that term is defined in Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule, it means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Securities, and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of the Securities;

     “Foreign Issuer” means a foreign issuer as that term is defined in Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule, it means any issuer that is a corporation or other organization incorporated under the laws of any country other than the United States, except an issuer meeting the following conditions: (a) more than 50 percent of the outstanding voting securities of such issuer are directly or indirectly owned of record by residents of the United States; and (b) any of the following: (i) the majority of the executive officers or directors are United States citizens or residents, (ii) more than 50 percent of the assets of the issuer are located in the United States, or (iii) the business of the issuer is administered principally in the United States;

     “General Solicitation” and “General Advertising” means “general solicitation” and “general advertising”, respectively, as used in Rule 502(c) of Regulation D, including, without limitation, advertisements, articles, notices or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising;

     “Institutional Accredited Investor” means those institutional “accredited investors” specified in Rule 501(a)(1), (2), (3) and (7) of Regulation D;

     “Institutional Accredited Investor U.S. Placement Agent” means the U.S. broker-dealer affiliate of an Underwriter, or an Underwriter in accordance with applicable United States broker-dealer requirements, that makes offers of Securities in the United States;

     “Non-Institutional Accredited Investor” means those non-institutional “accredited investors” specified in Rule 501(a)(4), (5) and (6) of Regulation D;

     “Non-Institutional Accredited Investor U.S. Placement Agent” means an Institutional Accredited Investor U.S. Placement Agent or Global Resource Investments Ltd.;

     “Regulation D” means Regulation D adopted by the SEC under the U.S. Securities Act;

     “Regulation S” means Regulation S adopted by the SEC under the U.S. Securities Act;

“SEC” means the United States Securities and Exchange Commission;

     “Securities” means the Units, the Warrants and common shares of Pretium Resources Inc.;

     “Selling Dealer Group” means dealers or brokers other than the Underwriters and their U.S. affiliates who participate in the offer and sale of Securities pursuant to the Underwriting Agreement;

     “Substantial U.S. Market Interest” means “substantial U.S. market interest” as that term is defined in Regulation S;

     “United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

     “U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

     “U.S. person” means a “U.S. person” as that term is defined in Regulation S; and

     “U.S. Securities Act” means the United States Securities Act of 1933, as amended.

     1. Each Underwriter acknowledges that the Securities have not been and will not be registered under the U.S. Securities Act of 1933, as amended, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the U.S. Securities Act. Each Underwriter agrees that it, its U.S. affiliates and each member of the Selling Dealer Group will offer and sell the Securities only in accordance with Rule 903 of Regulation S or in accordance with the restrictions set forth in paragraphs 2 and 3 of this Schedule A. Accordingly, the Underwriters, their U.S. affiliates and any Selling Dealer Group member have not engaged and will not engage in any Directed Selling Efforts with respect to the Securities, and have complied and will comply with the offering restriction requirements of Regulation S.

     Each Underwriter acknowledges that it has not entered and will not enter into any contractual arrangement with respect to the distribution of the Securities, except (a) with its affiliates, (b) with members of the Selling Dealer Group in accordance with this paragraph 1 or (c) otherwise with the prior written consent of Pretivm.

     2. Each Underwriter severally and not jointly represents, warrants and covenants to Pretivm that, in connection with all sales of the Securities in the United States or to, or for the account of, a U.S. person:

          (a) all offers to Institutional Accredited Investors of the Securities in the United States will be effected by an Institutional Accredited Investor U.S. Placement Agent;

          (b) all offers to Non-Institutional Accredited Investors of the Securities in the United States will be effected only by the Non-Institutional Accredited Investor U.S. Placement Agent;

          (c) all offers of the Securities in the United States were made to Accredited Investors;

          (d) it has not used and will not use any written material other than the Prospectus together with a U.S. covering memorandum and other notice of the offering of the Securities in the United States (all such documents, the “Offering Documents”), and each offeree of the Securities in the United States has been sent a copy of the Offering Documents;

          (e) immediately prior to transmitting the Offering Documents, it had reasonable grounds to believe and did believe that each offeree was an Accredited Investor, and, on the date hereof, it continues to believe that each purchaser of Securities in the United States (each, a “U.S. Purchaser”), is an Accredited Investor; and

          (f) neither it nor its representatives have used, and none of such persons will use, any form of General Solicitation or General Advertising in connection with the offer or sale of the Securities in the United States or to U.S. persons.

     3. The Underwriters severally and not jointly agree that prior to any sale of Securities in the United States, they shall provide each U.S. Purchaser with a purchaser’s letter in the form set forth as Exhibit I to the U.S. Placement Memorandum for Institutions or the U.S. Placement Memorandum for Non-Institutions, as applicable.

Exhibit I

SELLER’S CERTIFICATE FOR REMOVAL OF LEGEND

TO:	COMPUTERSHARE INVESTOR SERVICES INC., as registrar and transfer agent for Pretium Resources Inc.

AND TO:	PRETIUM RESOURCES INC.

The undersigned certifies that:

1.	check the appropriate box:

[ ] the undersigned is not (i) a distributor (as that term is defined in Rule 902 of Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), (ii) an affiliate (as that term is defined in Rule 144(a)(1) under the Securities Act) of Pretivm, (iii) an affiliate of a distributor, or (iv) acting on behalf of any of the foregoing, or

[ ] (A) the undersigned is an affiliate (as that term is defined in Rule 144(a)(1) under the Securities Act) of Pretivm solely by virtue of being an officer or director of Pretivm, and no selling concession, fee or other remuneration was paid in connection with the offer or sale of the securities of the Pretium to which this certificate relates (the “Securities”) other than a usual and customary broker’s commission that would be received by a person executing such transaction as agent and (B) the undersigned is neither (i) a distributor, (ii) an affiliate of a distributor, nor (iii) acting on behalf of any of the foregoing,

2.

the sale of such Securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the undersigned and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed in, on or through the facilities of the Toronto Stock Exchange or any other designated offshore securities market, and neither the undersigned nor any person acting on its behalf knows that the transaction has been pre-arranged with a buyer in the United States,

3.

neither the undersigned nor any affiliate of the undersigned nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts (as that term is defined in Regulation S under the Securities Act) in the United States in connection with the sale of the Securities,

4.

the sale is not a transaction, or part of a series of transactions that, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act,

5.

the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the Securities are “restricted securities” (as such term is defined in Rule 144(a)(3) under the Securities Act),

6.	the undersigned does not intend to replace the Securities sold in reliance on Rule 904 of Regulation S with fungible unrestricted shares, and

7.

one or more of the following is true: (i) the sale of the Securities were made after the date that was 40 days after the closing of the private placement pursuant to which the Securities were initially issued; (ii) the undersigned is not a dealer, as defined in Section 2(a)(12) of the U.S. Securities Exchange Act of 1934, as amended, or a person receiving a selling concession, fee or other remuneration in respect of the Securities; or (iii) the undersigned has complied with the requirements of Rule 904(b)(1) of Regulation S under the U.S. Securities Act.

Except as set forth herein, terms used herein have the meanings given to them by Regulation S under the Securities Act.

The undersigned understands that this Certificate will be relied upon in determining that (i) the sale is exempt from the registration requirements of the Securities Act and (ii) upon the sale, the United States restrictive legend on each of the certificates evidencing that portion of the Securities sold in such sale may be removed.

Dated: _________________________________
Name of Seller

By:
Name:
Title: